UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVOLUS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
April 29, 2026
Dear Stockholder:
It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Evolus, Inc. which will be held on June 11, 2026, at 8:00 a.m., Pacific Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2026 and entering the control number included in the Notice of Internet Availability, proxy card or voting instruction form that you receive. You will not be able to attend the Annual Meeting in person.
During the Annual Meeting, stockholders will be asked to consider proposals for (i) election of two Class II directors, (ii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026, and (iii) approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Internet Availability of Proxy Materials.
We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. Today, we are sending to each of our stockholders who has not elected an alternative means of delivery a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2025 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail. Stockholders who have elected to receive copies of our proxy materials delivered via mail or e-mail will be receiving the Proxy Statement, a proxy card and the 2025 Annual Report by mail or e-mail, as applicable.
It is important that you vote your shares of common stock at the Annual Meeting or by proxy, regardless of the number of shares you own. You will find the instructions for voting on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in on the virtual platform beginning at 7:45 a.m. Pacific Time, on June 11, 2026. We appreciate your prompt attention.
The board of directors invites you to attend the Annual Meeting virtually via live webcast so that management can answer your questions. Thank you for your support, and we look forward to the Annual Meeting.
Sincerely,
David Moatazedi
President and Chief Executive Officer

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Notice of Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation (“Evolus”), will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2026, at 8:00 a.m., Pacific Time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to virtually attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2026 and entering the control number included in the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or proxy card that you receive. You will not be able to attend the Annual Meeting in person.
The purposes for the Annual Meeting are to consider and vote upon the following items:
1.Election of Brady Stewart and Vikram Malik as Class II directors to serve until Evolus’ 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.Ratification of the appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2026; and
3.Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice of Internet Availability.
At the Annual Meeting, we will also consider such other matters as properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully.
The board of directors has fixed the close of business on April 14, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
Whether or not you expect to attend the Annual Meeting via live webcast, please submit a proxy as soon as possible to instruct how your shares are to be voted at the Annual Meeting. A stockholder may submit a proxy by following the instructions set forth on the Notice of Internet Availability or proxy card.
If you participate in and vote your shares at the Annual Meeting, your previous proxy, if any, will not be used. If you are a beneficial owner of your shares, you should have received a voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the voting instruction form provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.
A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, for ten days before the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/EOLS2026 by using the control number on your Notice of Internet Availability, proxy card or voting instruction form.
On behalf of the board of directors,
David Moatazedi
President and Chief Executive Officer
Newport Beach, California
April 29, 2026

Important Notice Regarding Availability of Proxy Materials for Annual Meeting to be Held on June 11, 2026, at 8:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/EOLS2026:

Evolus’ Notice of Annual Meeting of Stockholders, Proxy Statement and
2025 Annual Report to Stockholders are available at www.proxyvote.com.

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Proxy Statement dated April 29, 2026
2026 Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation (“Evolus,” the “Company” or “we”), is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its board of directors of proxies to be voted at its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment thereof. Evolus is providing these materials to the holders of record of its common stock, $0.00001 par value per share, as of the close of business on the record date of April 14, 2026 (“Record Date”) and is first mailing the materials on or about April 29, 2026.
The Annual Meeting is scheduled to be held as follows:

Date:	June 11, 2026
Time:	8:00 a.m., Pacific Time
Webcast Address:	www.virtualshareholdermeeting.com/EOLS2026
You will not be able to attend the Annual Meeting in person.

Your vote is important.
Please see the detailed information that follows in the Proxy Statement.

Website References
Throughout this Proxy Statement, we make references to additional information available on our corporate website at investors.evolus.com. All references to our website are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission.

2026 Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Evolus,” and to “we,” “us,” “our” and similar terms, refer to Evolus, Inc.
Annual Meeting of Stockholders

Time and Date	8:00 a.m., Pacific Time, on June 11, 2026
Live Webcast Address	www.virtualshareholdermeeting.com/EOLS2026
Record Date	Close of business on April 14, 2026
Voting	Stockholders will be entitled to one vote for each outstanding share of common stock they hold of record as of the Record Date.
Total Votes Per Proposal	65,854,751 votes, based on 65,854,751 shares of common stock outstanding as of the Record Date.
Annual Meeting Agenda

Proposal	Board Recommendation
Election of Brady Stewart and Vikram Malik as Class II directors to serve until the Company’s 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR ALL
Ratification of appointment of the Company’s independent registered public accounting firm for 2026.	FOR
Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.	FOR
How to Cast Your Vote
You can vote by any of the following methods:

Submit a proxy or voting instructions until 11:59 p.m., Eastern Time, on June 10, 2026	Vote at the Annual Meeting on June 11, 2026
Internet: From any web-enabled device: www.proxyvote.com Telephone: 1-800-690-6903 Mail: Completed, signed and returned proxy card or voting instruction form	Online: Vote during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/EOLS2026
Proposal 1 — Election of Directors
As the first proposal, we are asking stockholders to elect Brady Stewart and Vikram Malik , who currently serve as members of the board of directors, as Class II directors to serve until the Company’s 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified. Stockholders may vote “For” the director nominees or may vote “Withhold” to withhold the voting of their shares from the director nominees.

The following information pertains to each director nominee as of April 17, 2026.

		Director Since		Experience/	Independent		Committee	Other Current Public
Name	Age		Occupation	Qualifications	Yes	No	Memberships	Company Boards
Brady Stewart	50	2022	Chief Executive Officer of Bay FC	● Business ● Leadership	☑		● Audit ● Nominating and Corporate Governance	● N/A
Vikram Malik	63	2018	Chairman of Alphaeon Credit Inc. & Chairman of Evolus, Inc.	● Business ● Leadership	☑		● Compensation ● Nominating and Corporate Governance	● N/A
Board Representation

Board Diversity
We consider diversity, including diversity of age, gender, international background, ethnicity and specialized experience, in identifying director nominees and view diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy.

Proposal 2 — Ratification of Appointment of Independent Auditor for 2026
We are asking stockholders to ratify the audit committee’s appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2026. Stockholders may vote “For,” “Against” or “Abstain” from voting on this proposal.
Proposal 3 — Advisory Approval of Named Executive Officer Compensation (the “Say-on-Pay Proposal”)
We are asking stockholders to consider a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement. Stockholders may vote “For,” “Against” or “Abstain” from voting on this proposal.

Virtual Annual Meeting
This year the Company’s Annual Meeting of Stockholders, or the Annual Meeting, will be held virtually on June 11, 2026 via live audio webcast. You will not be able to attend the Annual Meeting in person. Stockholders of record will be able to attend the Annual Meeting, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2026 and entering the control number included in the Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, the proxy card or voting instruction form that you receive. The Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time, as early as 7:45 a.m., Pacific Time.
Benefits of a Virtual Annual Meeting
•We believe a virtual-only meeting format facilitates better stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world.
•Our board of directors annually considers the appropriate format of our annual meeting of stockholders. Our board of directors believes that hosting a virtual annual meeting of stockholders is in our best interest and the best interest of our stockholders and enables increased stockholder attendance and participation. Furthermore, our board of directors has determined that hosting a virtual annual meeting of stockholders will provide expanded access, improved communication, and cost savings.
•Stockholders of record and beneficial owners as of the close of business on April 14, 2026 (the “Record Date”), will have the ability to submit questions directly to our management and board of directors and vote electronically at the Annual Meeting via the virtual-only meeting platform, with procedures designed to ensure the authenticity and correctness of your voting instructions.
•We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our board of directors and management.
Attendance at the Virtual Annual Meeting
•All stockholders of our common stock as of the Record Date will be able to attend the Annual Meeting, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2026 and entering the control number included in the Notice of Internet Availability or the proxy card that you receive. Members of the public will also be permitted to attend the meeting, but will not be permitted to ask questions during the meeting.
•If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual Annual Meeting platform by following the instructions provided when you log in to the online virtual Annual Meeting platform.
•We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 7:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
•We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the online virtual Annual Meeting platform, including any difficulties with your control number or submitting questions, please call 1-800-586-1548 (toll free) or 303-562-9288 (international) or the technical support number that will be posted on the virtual Annual Meeting log-in page.
If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at www.virtualshareholdermeeting.com/EOLS2026 and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “Questions and Answers About the Annual Meeting—What happens if the Annual Meeting is postponed or adjourned” below.
Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting
•Stockholders will have the opportunity to submit questions to our board of directors and management beginning at 7:45 a.m., Pacific Time, on the date of the Annual Meeting by following the instructions on the online virtual Annual Meeting platform.
•Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering as many stockholder-submitted questions that comply with the Rules of Conduct of the Annual Meeting, which will be posted on the online virtual Annual Meeting platform. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

Questions and Answers about the Annual Meeting
Q:    When and where will the Annual Meeting be held?
A:    The Annual Meeting will be held virtually on June 11, 2026 via live audio webcast at www.virtualshareholdermeeting.com/EOLS2026. You will not be able to attend the Annual Meeting in person. The Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Time. See “Virtual Annual Meeting” above for further information about our virtual Annual Meeting. The use of cameras, recording devices, cell phones, and other electronic devices is strictly prohibited during the Annual Meeting.
Q:    What materials have been prepared for stockholders in connection with the Annual Meeting?
A:    We are furnishing you and other stockholders of record with the following proxy materials, which we refer to as the proxy materials:
•our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 (including our audited consolidated financial statements), which we refer to as the 2025 Annual Report;
•this Proxy Statement for the Annual Meeting, which we refer to as this Proxy Statement and which also includes a letter from our President and Chief Executive Officer to stockholders, and a Notice of 2026 Annual Meeting of Stockholders; and
•a Notice of Internet Availability or a proxy card, each of which includes a control number for use in submitting proxies.
These materials were first mailed or otherwise furnished to stockholders on or about April 29, 2026.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request or in the past have requested a printed set of proxy materials, you will receive by mail, at no charge, printed copies of the 2025 Annual Report, this Proxy Statement, a proxy card or voting instruction form for the Annual Meeting and a pre-addressed envelope to be used to return the completed proxy card or voting instruction form.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request or in the past have requested that a set of proxy materials be e-mailed to you, you will receive by e-mail, at no charge, electronic copies of the 2025 Annual Report and this Proxy Statement.
Q:    Why was I mailed a Notice of Internet Availability rather than a printed set of proxy materials?
A:    In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing the proxy materials to stockholders who have not previously elected to receive our proxy materials by mail or e-mail by providing access via the Internet, instead of mailing printed copies. This process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. The Notice of Internet Availability tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. It also provides instructions you may follow to request paper or e-mailed copies of the proxy materials.
Q:    Are the proxy materials available via the Internet?
A:    Yes. You can access and review the proxy materials for the Annual Meeting at www.proxyvote.com. In order to submit your proxy or voting instructions, however, you will need to refer to the Notice of Internet Availability sent to you or the proxy card or voting instruction form mailed to you to obtain your control number and other personal information needed to vote your shares.
Q:    What is a proxy?
A:    The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being physically present at the Annual Meeting. We are soliciting proxies from each stockholder of record as of the Record Date for the Annual Meeting to allow their shares to be voted at the Annual Meeting if they are not able to attend and vote at the Annual Meeting. For stockholders whose shares are held in street name, meaning those shares are registered in the name of the stockholders’ broker, bank or other nominee, those stockholders will instead receive a request for voting instructions, which will authorize the broker, bank or other nominee holding the stockholders’ shares to submit a proxy in accordance with the stockholders’ voting instructions to authorize the voting of the shares at the Annual Meeting.
Because it is important that as many stockholders as possible be represented at the Annual Meeting, the board of directors is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability, the proxy card or voting instruction form. We recommend that you submit a proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you are unable to attend the Annual Meeting. David Moatazedi and Jeffrey Plumer have each been designated as proxy holders and will be authorized to vote the shares represented by all properly submitted proxies. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions or, if no instructions are provided, in accordance with “What happens if I do not give specific voting instructions?” below.
Q:    What matters will the stockholders vote on at the Annual Meeting?
A: Proposal 1 - Election of Brady Stewart and Vikram Malik as Class II directors to serve until Evolus’ 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2026; and
Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
Proposals 2 and 3 are advisory only and are not binding on us. Our board of directors will consider the outcome of the vote on these items in considering what action, if any, should be taken in response to the vote by stockholders.
Q:    Who can vote at the Annual Meeting?
A:    Only stockholders of record of common stock at the close of business on April 14, 2026, the Record Date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were a total of 65,854,751 shares of common stock outstanding, each of which will be entitled to one vote on each proposal. As a result, up to a total of 65,854,751 votes can be cast on each proposal.
Q:    Who counts the votes?
A:    Votes at the Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will serve as the Inspector of Elections.
Q:    What is a stockholder of record?
A:    A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A.
Q:    What does it mean for a broker or other nominee to hold shares in “street name”?
A:    Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name with our transfer agent. If your shares are held in street name, you are considered the “beneficial stockholder” of such shares and the proxy materials were made available to you by the organization holding your shares.
An organization that holds your beneficially owned shares in street name will generally vote in accordance with the instructions you provide. If your shares are held in a brokerage account and you do not provide the broker with voting instructions with respect to a proposal, the broker’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or a non-routine matter.
•The broker generally has discretionary authority to vote your beneficially owned shares on routine items for which you have not provided voting instructions to the broker. At the Annual Meeting, we expect the proposal to ratify the appointment of our independent auditor for 2026 (Proposal 2) will be a routine matter for which brokers may exercise discretionary voting authority.
•The broker generally may not vote on any of the proposals that are considered non-routine matters (e.g. Proposals 1 and 3). If the broker exercises its discretionary authority to vote your shares on any routine matter at the meeting (e.g. Proposal 2), your shares will constitute “broker non-votes” on Proposals 1 and 3.

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the three proposals to be acted upon by the stockholders, including withheld votes, abstentions or broker non-votes.
Q:    How do I vote my shares if I do not attend the Annual Meeting?
A:    If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:
•Via the Internet: You may vote via the Internet by going to www.proxyvote.com, or in accordance with the voting instructions on the Notice of Internet Availability or the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on June 10, 2026. You will be given the opportunity to confirm that your instructions have been recorded properly.
•By Telephone: You may vote by calling 1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on June 10, 2026. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been recorded properly.
•By Mail: If you received printed proxy materials, you may vote by returning the completed and signed proxy card in the postage-paid return envelope provided with the proxy card. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than close of business on June 10, 2026 to be voted at the virtual Annual Meeting.
For your information, voting via the Internet is the least expensive to Evolus, followed by telephone voting, with voting by mail being the most expensive.
If you hold shares in street name, meaning you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted.
Q:    Can I vote during the Annual Meeting?
A:    Both stockholders of record and beneficial owners of shares of our common stock as of the Record Date may vote personally during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet will be posted at www.virtualshareholdermeeting.com/EOLS2026. You will need the control number included on your Notice of Internet Availability, proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by e-mail in order to be able to vote your shares or submit questions during the Annual Meeting.
Q:    May I change my vote or revoke my proxy?
A:    Yes. If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:
•filing a written notice of revocation with a later date than the proxy with our Corporate Secretary before the Annual Meeting;
•voting via the Internet or telephone at a later time;
•submitting a completed and signed proxy card with a later date; or
•voting via the Internet during the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your voting instructions.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy or voting instructions.
Q:    What happens if I do not give specific voting instructions?
A:    If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on any of the proposals presented in this Proxy Statement for which specific instructions were not given and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

Q:    What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
A:    If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all of your shares are voted.
Q:    What if other matters are presented at the Annual Meeting?
A:    If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the three proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.
Q:     What happens if the Annual Meeting is postponed or adjourned?
A:    Except as noted below, your proxy may be voted at the postponed or adjourned Annual Meeting and you will still be able to change your proxy until it is voted. In that event, we expect that any adjournment of the Annual Meeting will be accessible at the same website listed above and you may vote at any postponement or adjournment using your same control number.
If the adjourned meeting is more than 30 days after the date of the Annual Meeting, which we do not expect, we will be required to fix a new record date for the adjourned meeting and, in that case, we will furnish new proxy materials for the adjourned Annual Meeting.
Q:    Where can I find the voting results of the Annual Meeting?
A:    Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC.

Vote Required for Election or Approval
Introduction
Evolus’ only voting securities are its outstanding shares of common stock. As of the Record Date, which is the close of business on April 14, 2026, there were 65,854,751 shares of common stock outstanding, each of which will be entitled to one vote on each proposal listed below.
Only stockholders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as withheld votes, abstentions or any broker non-votes.
Proposal 1 - Election of Brady Stewart and Vikram Malik as Class II directors to serve until Evolus’ 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.
For Proposal 1, stockholders may vote “For” the director nominees or may vote “Withhold” to withhold the voting of their shares from the director nominees. The directors will be elected by a plurality of the votes cast with respect to that director. Under this voting standard, the director nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified. Shares voted to “Withhold” and broker non-votes will not be counted in determining the outcome of a director nominee’s election.
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
For Proposal 2, stockholders may vote “For” or “Against” or abstain from voting. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026 must be approved by affirmative vote of the holders of a majority in voting power of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Because this proposal is expected to be a “routine” matter for which your shares may be voted in the discretion of your broker if voting instructions have not been received, we do not expect any broker non-votes on Proposal 2.
Proposal 3 - To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
For Proposal 3, stockholders may vote “For” or “Against” or abstain from voting. The approval of the advisory vote on the compensation of the Company’s named executive officers requires approval by affirmative votes of the holders of a majority in voting power of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Proposal 3 is a non-discretionary matter, and any broker non-votes on Proposal 3 will not be counted in determining the outcome of the proposal because broker non-votes are not considered entitled to vote on the proposal. As described in more detail in Proposal 3, because Proposal 3 is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 1 - Election of Directors
The board of directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term, with one class of directors being elected by our stockholders at each annual meeting.
•Brady Stewart and Vikram Malik serve as Class II directors, with a term of office expiring at the Annual Meeting.
•David Moatazedi and Karah Parschauer serve as Class III Directors, with terms of office expiring at the 2027 annual meeting of stockholders.
•David Gill and Albert G. White III serve as Class I Directors, with terms of office expiring at the 2028 annual meeting of stockholders.
Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office.
Upon the recommendation of the nominating and corporate governance committee, Brady Stewart and Vikram Malik are the board of directors’ nominees for election to the board of directors at the Annual Meeting.
The Class II directors will be elected to hold office until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote all validly submitted proxies “FOR ALL” to elect Brady Stewart and Vikram Malik as Class II directors. Each person nominated for election has consented to be named in this Proxy Statement and has agreed to serve if elected, and we have no reason to believe that the nominees will be unable or unwilling for good cause to serve if elected. If any nominee is not able or is unwilling for good cause to serve at the time of the Annual Meeting, proxies will be voted in favor of the other nominee, leaving a vacancy, or for a substitute nominee as may be determined by the proxy holders, unless the board of directors chooses to reduce the number of directors serving on the board of directors. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.
Director Qualifications
The board of directors has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of our company. In selecting directors, the board of directors seeks to achieve a mix of directors that enhances the diversity of background, skills and experience on the board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our management based on that expertise and experience.
Each director is also expected to:
•possess fundamental qualities of intelligence, honesty, perceptiveness, maturity, integrity, fairness and responsibility;
•have a genuine interest in Evolus and recognize that as a member of the board of directors, each director is accountable to all of our stockholders, not to any particular interest group;
•be of the highest ethical character and share the values of Evolus as reflected in its Code of Conduct;
•be highly accomplished in his or her field, with superior credentials and recognition;
•possess sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs; and be free from conflicts of interest; and
•have independent opinions and be willing to state them in a constructive manner.
The board of directors periodically reviews the diversity of skills and characteristics needed in the board of directors’ oversight of our company, as well as the effectiveness of the mix of skills and experience. The board of directors considers the skill areas represented on the board of directors, those skill areas represented by any directors who are expected to retire or leave the board of directors in the near future, and recommendations of directors regarding skills that could improve the ability of the board of directors to carry out its responsibilities.

Identifying and Evaluating Nominees for Directors
Our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the board of directors in establishing minimum qualifications for director nominees, including the qualities and skills that members of our board of directors are expected to possess. When the board of directors or its nominating and corporate governance committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the board, the chair of the nominating and corporate governance committee will initiate a search, seeking input from other directors and senior management, review any candidates that the nominating and corporate governance committee has previously identified, and, if necessary, hire a search firm. The nominating and corporate governance committee will identify the initial list of candidates who satisfy the specific criteria and otherwise qualify for membership on the board of directors. Our board of directors considers many factors in evaluating the suitability of individual director candidates, including their general understanding of our business, sales and marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business and technology; educational and professional background; personal accomplishment; and diversity in the broadest sense, including nationality, gender, age, racial, and ethnic background. While our board of directors has no formal policy for the consideration of diversity in identifying director nominees, the nominating and corporate governance committee seeks to identify and elect directors that will collectively represent a diversity of backgrounds and experience. As of April 17, 2026, the board of directors was comprised of 33% female members and 33% ethnically or racially diverse members. Selected members of the board of directors will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the nominating and corporate governance committee will make its recommendation on the candidate to the board of directors.
The nominating and corporate governance committee will consider candidates for election or appointment to the board of directors recommended by stockholders on the same basis as director candidates from any other source. See “Corporate Governance—Nominating and Corporate Governance Committee—Consideration of Director Candidates” below.
Information Regarding Directors
The following table sets forth the name of each current director, including the nominees for Class II directors, together with their ages (as of April 17, 2026) and the year in which they became a director.

Director	Age	Director Since	Term Expires
Class I Directors:
David Gill	71	2018	2028
Albert G. White III	56	2024	2028
Class II Directors:
Brady Stewart	50	2022	2026
Vikram Malik	63	2018	2026
Class III Directors:
David Moatazedi	48	2018	2027
Karah Parschauer	48	2019	2027
The information appearing in the following table sets forth, for each director and nominee for election as a director, as of April 17, 2026:
•The director or nominee’s professional experience for at least the past five years.
•The month and year in which the director or nominee first became one of our directors.
•Each committee of the board of directors on which the director or nominee currently serves.
•The director or nominee’s age.
•The relevant specific experience, qualifications, attributes or skills the director or nominee possesses that led the board of directors to conclude that the individual should serve as a director.
•Directorships held by each director or nominee presently and at any time during the past five years at any public company or registered investment company.

Class I Directors

David Gill	Albert G. White III
Age: 71 Evolus Board Service ● Tenure: 8 years (February 2018) ● Audit Committee (Chair) ● Compensation Committee	Age: 56 Evolus Board Service ● Tenure: 2 Years (July 2024) ● Audit Committee ● Compensation Committee (Chair)
Professional Experience
Mr. Gill has served as a member of our board of directors since February 2018. Mr. Gill has more than 30 years of experience in medical device and life sciences industries. From February 2021 to October 2021, Mr. Gill served as the Chief Financial Officer of Perspectum, Ltd, a healthcare technology company which transforms the clinical management of metabolic disease and cancer. Mr. Gill currently serves as a director of Telix Pharmaceuticals Ltd. and several private companies. Previously he served on the board of directors of Y-mAbs Therapeutics, Inc. from December 2017 to September 2025, Strongbridge Biopharma, PLC from September 2019 to October 2021, Histogenics, Inc. from January 2015 to July 2019, Melinta Therapeutics, Inc (f/k/a Cempra Inc.) from April 2012 to April 2020, and Strata Skin Sciences from May 2018 to May 2020. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several publicly-traded companies, including EndoChoice, Inc., NxStage Medical, Inc., CTI Molecular Imaging, Inc., Interland Inc. and Novoste Corporation. Mr. Gill holds a B.S. in Accounting from Wake Forest University and an M.B.A. from Emory University, and is a certified public accountant (inactive).

Professional Experience
Mr. White has served as a member of our board of directors since July 2024. Mr. White has served as President & Chief Executive Officer and a member of the board of directors of The Cooper Companies, Inc., a leading global medical device company in contact lenses, fertility and women’s health, since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as Chief Executive Officer and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed The Cooper Companies, Inc.’s women’s healthcare business and served as Chief Executive Officer of Cooper Medical Inc., the parent company to CooperSurgical. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Cooper Companies, Inc., Mr. White was a director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years. Mr. White received an M.B.A. and a B.S. in Finance from Virginia Tech University.

Relevant Skills
We believe that Mr. Gill’s extensive experience as an executive in the life sciences industry and his prior service as a senior-level executive in mature life sciences companies qualifies him to serve on the board of directors.

Relevant Skills We believe Mr. White’s extensive business and leadership experience qualifies him to serve on the board of directors.
Other Public Board Service
Current
● Telix Pharmaceuticals Ltd | April 2026-Present

Former (within the past 5 years)
● Y-mAbs Therapeutics, Inc. | December 2017-September 2025
● Strongbridge Pharma PLC | September 2019-October 2021
Other Public Board Service Current ● The Cooper Companies, Inc. | May 2018-Present

Class II Directors

Brady Stewart	Vikram Malik
Age: 50 Evolus Board Service ● Tenure: 4 Years (January 2022) ● Audit Committee ● Nominating and Corporate Governance Committee	Age: 63 Evolus Board Service ● Tenure: 8 years (January 2018) ● Chairman of the Board of Directors ● Compensation Committee ● Nominating and Corporate Governance Committee
Professional Experience
Mrs. Stewart has served as a member of our board of directors since January 2022. Since June 2023, Mrs. Stewart has served as the Chief Executive Officer of Bay FC, a professional football club in the National Women’s Soccer League. From April 2021 to 2022, Mrs. Stewart served as the Chief Commercial Officer of Forma Brands, LLC, an incubator and accelerator for beauty brands. From May 2007 to April 2021, Mrs. Stewart held multiple roles at Levi Strauss & Co., a global apparel company, culminating in the position of Senior Vice President and Managing Director, U.S. Direct to Consumer. Mrs. Stewart holds an M.B.A in Strategy and Operations from Harvard Business School and received a Bachelor’s degree in Comparative Literature from Princeton University.

Professional Experience
Mr. Malik has served as a member and the Chairman of our board of directors since January 2018. Mr. Malik currently also serves as Chairman of the board of directors of Alphaeon Credit Inc., a consumer credit provider to the aesthetics industry and as a member of the board of directors of Crown Sterling Limited, LLC, a social media technology company and Ceyeber Inc., an ophthalmic medical device company. From December 2020 to July 2023, Mr. Malik served as President and a director of Priveterra Acquisition Corp. a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. From April 2014 to July 2023, Mr. Malik served on the board of directors of Aeon Biopharma. From May 2013 to June 2022, Mr. Malik served as the Managing Partner of Strathspey Crown Holdings Group, LLC, a growth equity firm. From August 2011 to May 2013, Mr. Malik served as Vice Chairman, Investment Banking for Deutsche Bank Securities, Inc. From November 2010 to August 2011, Mr. Malik served as a Managing Director in the Healthcare Corporate and Investment Banking Group of Merrill Lynch, Pierce, Fenner & Smith Incorporated. From June 2000 to November 2010, Mr. Malik served as the Managing Director of Banc of America Securities, LLC. Mr. Malik received a B.A. in Economics from Delhi University and an M.B.A. from Boston University Graduate School of Management.

Relevant Skills We believe Mrs. Stewart’s extensive business, digital marketing and leadership experience qualifies her to serve on the board of directors.
Relevant Skills
We believe Mr. Malik’s extensive experience in the investment banking and financial services industry and deep knowledge of the healthcare industry, specifically the aesthetics sector, qualifies him to serve on the board of directors.

Other Public Board Service ● N/A	Other Public Board Service Current None Former ● Priveterra Acquisition Corp. | December 2020-July 2023

Class III Directors

David Moatazedi	Karah Parschauer
Age: 48 Evolus Board Service ● Tenure: 8 years (May 2018)	Age: 48 Evolus Board Service ● Tenure: 7 years (July 2019) ● Compensation Committee ● Nominating and Corporate Governance Committee (Chair)
Professional Experience
Mr. Moatazedi has served as our President, Chief Executive Officer and as a member of our board of directors, since May 2018. Prior to that time, Mr. Moatazedi was the Senior Vice President at Allergan, Inc., or Allergan, a pharmaceutical company, and division head of the U.S. Medical Aesthetics division, which includes facial aesthetics, plastic surgery, regenerative medicine, body contouring, and skin care products from March 2016 to May 2018. From March 2017 to June 2020, Mr. Moatazedi served as a member of the board of directors of Obalon Therapeutics, Inc., a public medical device company focused on developing and commercializing medical devices to treat obese and overweight people by facilitating weight loss. Mr. Moatazedi worked in various leadership capacities within Allergan from March 2005 to March 2017, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach.

Professional Experience
Karah Parschauer has served as a member of our board of directors since July 2019. Mrs. Parschauer has held various roles at Ultragenyx Pharmaceuticals, Inc., a biopharmaceutical company, including as Chief Legal Officer & Corporate Affairs, Executive Vice President since February 2023, as Chief Legal Officer and Executive Vice President since December 2021 and as General Counsel and Executive Vice President since June 2016. Prior to Ultragenyx, Mrs. Parschauer served in various executive capacities, and most recently as Vice President, Associate General Counsel, at Allergan, a pharmaceutical company, from June 2005 until June 2016. Prior to Allergan, Mrs. Parschauer was an attorney at Latham & Watkins LLP, where she practiced in the areas of mergers and acquisitions, securities offerings, and corporate governance. Mrs. Parschauer holds a B.A. in Biology from Miami University and a J.D. from Harvard Law School.

Relevant Skills
We believe that Mr. Moatazedi’s extensive leadership experience, his position as President and Chief Executive Officer of the Company, knowledge of the Company and industry knowledge qualify him to serve on the board of directors.
Relevant Skills We believe Mrs. Parschauer’s extensive experience within the aesthetics industry and as an attorney qualifies her to serve on the board of directors.
Other Public Board Service Current ● Biomerica, Inc. | December 2022-Present
Other Public Board Service
Current
● Tenaya Therapeutics, Inc. | December 2021-Present

Former
● Anebulo Pharmaceuticals, Inc. | May 2021 (initial public offering) - November 2023
● Arcturus Therapeutics Holdings, Inc. | June 2019-August 2021

Required Vote and Board of Directors Recommendation
The two director nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified. Shares voted to “Withhold” and broker non-votes will not be counted in determining the outcome of a director nominee’s election.

The board of directors recommends a vote
FOR
To elect Brady Stewart and Vikram Malik as Class II directors to serve until the Company’s 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Corporate Governance
Board of Directors Overview
Under our organizational documents and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of our board of directors, which selectively delegates responsibilities to its standing committees.
The board of directors maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors has adopted written charters for each of the committees, which are reviewed annually by the respective committee and the board of directors. Each of the audit, compensation and nominating and corporate governance committee charters is available to our stockholders at investors.evolus.com.
Independence of Directors
Under the rules and listing standards of the Nasdaq Global Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.
Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy additional independence criteria, including those set forth in Rule 10C-1 of the Exchange Act.
The board of directors undertook a review of the independence of each director and considered whether each director has a material relationship with Evolus that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each member of the board of directors who is not employed by Evolus or any of its subsidiaries, or a “non-employee director,” the board of directors has determined that each of Vikram Malik, David Gill, Karah Parschauer, Brady Stewart and Albert G. White III qualify as independent directors in accordance with the rules of Nasdaq. David Moatazedi does not qualify as an independent director due to his employment at the Company. In addition, Simone Blank, who served as a director until June 5, 2025, was independent during the period of her service in 2025.
Code of Conduct
We have a Code of Conduct applicable to all directors, officers and employees of Evolus and its subsidiaries. We have posted the Code of Conduct in the Governance section of our website of investors.evolus.com. We will post any amendments to the Code of Conduct on our website. In accordance with the requirements of the SEC and Nasdaq, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct on our website. We have not granted any such waivers to date.
We have implemented whistleblower procedures, which establish formal protocols for receiving and handling complaints from employees. Employees should communicate any concerns regarding accounting or auditing matters promptly to their supervisor or Evolus’ Compliance Officer.
Insider Trading Policy

Our board of directors has adopted a formal insider trading policy (“Insider Trading Policy”), which governs, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq listing standards. Because our insider trading policies and procedures are designed to address transactions in Evolus securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of Evolus securities. A copy of our insider trading policy was filed as Exhibit 19 to our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026.

Policy on Pledging and Hedging of Company Shares

Our Insider Trading Policy applies to our directors, officers and employees, their immediate family members who share the same household and any other family members or entities whose transactions in our securities are directed by, or subject to the control or influence of, such persons. Under the policy, such persons are not permitted to engage in short sales of our securities, transactions in publicly traded options involving our securities, pledges of our securities as collateral for a loan, margin transactions involving our securities, or hedging or monetization transactions involving our securities, including through financial instruments such as zero-cost collars and forward sale contracts.

Clawback Policy
In accordance with the rules and regulations of the SEC and Nasdaq listing requirements, the board of directors has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers, and certain other current and former officers covered by the policy, in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Board Leadership Structure
The board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. As a general policy, we believe that separation of the positions of Chairman of our board of directors and our Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Moatazedi, our Chief Executive Officer, does not serve as the Chairman of the board of directors.
The board of directors has concluded that our current leadership structure is appropriate at this time and allows the board of directors to fulfill its role with appropriate independence and is in the best interest of our stockholders. However, the board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Audit Committee
The principal responsibilities of the audit committee include:
•evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;
•reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;
•furnishing the audit committee report required by SEC rules to be included in the Proxy Statement;
•reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing and approving related party transactions and administering our Code of Conduct;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•reviewing our internal audit function, our disclosure controls and procedures and our accounting and financial reporting processes, including the purpose, authority, budget and staffing of each; and
•reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.
Our independent auditor is ultimately accountable to the audit committee. The audit committee has the sole authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. Both our independent registered public accounting firm and management periodically meet privately with our audit committee, at least annually.
The current members of the audit committee are David Gill, who serves as chair, Brady Stewart and Albert G. White III. The board has determined that each of the audit committee members is financially literate. The board of directors also determined that each of the current members of the audit committee is independent, as defined in the listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. The board of directors has also determined that both Mr. Gill and Mr. White qualify as audit committee financial experts in accordance with the standards of the SEC. The audit committee held four meetings in 2025.
Compensation Committee
The principal responsibilities of the compensation committee include:
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;
•reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as administering, modifying, amending or terminating existing plans and programs;
•reviewing incentive-based compensation arrangements and determining whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•making recommendations to the board regarding director compensation;
•preparing the annual compensation committee report to the extent required by SEC rules; and
•reviewing and evaluating on an annual basis the performance of the compensation committee, including compliance of the compensation committee with its charter.
The current members of the compensation committee are Albert G. White III, who serves as chair, Vikram Malik, Karah Parschauer and David Gill. The board of directors has determined that each of the current members of the compensation committee is independent, as defined in the listing standards of Nasdaq and under Rule 10C-1 of the Exchange Act.
The compensation committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The compensation committee has no current intention to delegate any of its responsibilities to a subcommittee. The board of directors has formed a stock awards committee, with Mr. Moatazedi as its sole member, and has delegated the stock awards committee limited authority to approve and establish the terms of equity awards granted to eligible persons (who are not executive officers or members of the board of directors) under our equity incentive plan.
The compensation committee may confer with the board of directors in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the President and Chief Executive Officer, the compensation committee considers, among other things, the recommendations of the President and Chief Executive Officer.
The compensation committee held three meetings in 2025. The compensation committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive and director compensation and to approve the consultant’s fees and retention terms.
During our fiscal year ended December 31, 2025, our compensation committee engaged the services of compensation consulting firm Radford, an Aon Company, (“Radford”) to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. Radford reports directly to the compensation committee. The compensation committee determined that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules.

For 2025, the compensation committee engaged Radford specifically to:
•participate in discussions with the compensation committee and selected members of senior management regarding our historical pay practices, incumbent roles and responsibilities, compensation philosophy and equity grant alternatives;
•develop a peer group of publicly traded and comparable life science and aesthetics companies that we compete with for business, executive talent and investor capital;
•review and assess the executive compensation practices disclosed by companies in the peer group;
•review and assess our executive compensation program;
•review equity grant practices for us and our industry peers, including topics such as equity plan dilution, annual share usage, prevalence of long-term incentive award vehicles and mix, and equity stakes for named executive officers;
•recommend an equity grant strategy to assist us in providing ongoing long-term incentive awards to executives and assist with equity grant modeling; and
•review and assess our non-employee director compensation program.
Nominating and Corporate Governance Committee
The principal responsibilities of the nominating and corporate governance committee include:
•identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•identify individuals qualified to fill any vacancy on the Board or any committee of the Board, consistent with any criterion set forth in the Company’s corporate governance principles from time to time, as well as any other factors it deems appropriate;
•evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•reviewing communications from stockholders directed to the board, including evaluating nominations by stockholders of candidates for election to our board of directors;
•overseeing performance evaluations of the board of directors, individual directors and the committees of the board of directors;
•monitoring and recommending modifications to our Insider Trading Policy, as necessary and advisable;
•reviewing with management the Company’s governance structure to assess the continued appropriateness of the classified board and other structural elements for the Company; and
•reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee, including compliance of the nominating and corporate governance committee with its charter.
The current members of the nominating and corporate governance committee are Karah Parschauer, who serves as chair, Vikram Malik and Brady Stewart. The board of directors has determined that each of the current members of the nominating and corporate governance committee is independent, as defined in the listing standards of Nasdaq.
The nominating and corporate governance committee has the sole authority to elect, retain, terminate and approve the fees and other retention terms of consultants or search firms used to identify director candidates and to assist in the evaluation of director performance. The nominating and corporate governance committee held three meetings in 2025.
Board Oversight of Risk
The board of directors and our executive management team work together to manage our risks. It is management’s responsibility to identify various risks facing the Company, bring material risks to the attention of the board of directors, and implement appropriate risk management policies and procedures to manage risk exposure on a day-to-day basis.
In 2024, the Company began its enterprise risk management, or ERM, program. Through management, there is a routine assessment of material risks to the Company. Our management, with involvement and input from our board of directors, performs annual enterprise-wide assessments to identify and manage key existing and emerging risks for the Company. Updates regarding these risks are provided to the board of directors or its committees, as appropriate. In light of the regular assessment of risk, the board of directors, the relevant committee or management may consult with outside advisors to evaluate the risk landscape and anticipate trends. As the Company grows, relevant risk management topics may be added.
The board of directors has responsibility and has an active role in the oversight of our enterprise risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees of the board of directors and members of senior management to enable the board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, corporate governance, cybersecurity and reputational risk.
The board of directors is responsible for monitoring and assessing strategic risk exposure, while the audit committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee, nominating and corporate governance committee and compensation committee support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Experience
The board of directors has determined that all directors currently serving on the board of directors have experience with risk management.
Delegation to Committees
The board of directors has delegated responsibility for the oversight of specific risks to its committees as follows:
•The audit committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of the Company’s financial statements, the audit committee also reviews with the Company’s independent registered public accounting firm and the Company’s management the adequacy and effectiveness of our policies and procedures, including the Company’s Code of Conduct, to assess, monitor and manage fraud risk and our ethical compliance program. The audit committee takes appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices, including practices related to insider trading, public disclosures and ethical behavior.
•The compensation committee is responsible for overseeing the management of risks relating to our employment policies and executive compensation plans and arrangements. In connection with structuring the executive compensation program, the compensation committee, together with the board of directors, considers whether the elements of such program, individually or in the aggregate, encourage our executive officers to take unnecessary risks.
•The nominating and corporate governance committee manages the Company’s corporate governance practices, including the Company’s Insider Trading Policy. The nominating and corporate governance committee also reviews the composition, structure and function of the board of directors and the committees of the board of directors, risks associated with the independence of the members of the board of directors, potential conflicts of interest and risks relating to succession planning for the Chief Executive Officer and the board of directors.
Consideration of Director Candidates
Stockholder Recommendations
The nominating and corporate governance committee will consider candidates for director recommended by stockholders. If a stockholder wishes to recommend a director candidate, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary at Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660. The nominating and corporate governance committee may request additional information concerning the director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the board of directors.
Stockholders recommending candidates for consideration by our nominating and corporate governance committee in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting. All recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.
Stockholder Nominations
Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the nominating and corporate governance committee as described above) must mail notice in proper written form, including all required information as specified in our Amended and Restated Bylaws, to the Corporate Secretary at Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660. For more information, and for more detailed requirements including the time periods in which to send such nominations, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018 and see the section “Stockholder Proposals for 2027 Annual Meeting” below.
Meetings and Attendance
We expect directors to regularly attend meetings of the board of directors and of all committees on which they serve and to review the materials sent to them in advance of those meetings. The board of directors generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. As part of the board of directors’ regularly scheduled meetings, the non-employee directors meet in executive session. Directors spend additional time preparing for board of directors and committee meetings, and we may call upon directors for advice between meetings. The board of directors held five meetings in 2025. Each director attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.
In addition, although we have no formal policy requiring attendance, directors are encouraged to attend the Annual Meeting and we expect nominees for election at each annual meeting of stockholders to participate in the Annual Meeting. All incumbent directors attended our annual meeting in June 2025.

Director Compensation
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock. The board of directors reviews director compensation at least annually.
Cash Compensation
Our non-employee directors receive equity and cash compensation for their service as directors. In 2025, each non-employee director received an annual cash retainer of $50,000. In 2025, our non-executive board chairman received an additional annual cash retainer of $50,000. The annual retainers are paid on a quarterly basis. Additionally, our non-employee directors receive cash compensation for committee service as follows:

Position	Amount(1) ($)
Audit Committee Chair	20,000
Other Audit Committee Members	10,000
Compensation Committee Chair	15,000
Other Compensation Committee Members	7,500
Nominating and Corporate Governance Committee Chair	10,000
Other Nominating and Corporate Governance Committee Members	5,000
(1)    These amounts are annualized, payable quarterly.
Equity Compensation
For 2025, equity awards for qualifying non-employee directors consisted of (a) an initial equity award with a grant date fair value of approximately $300,000, upon initial election to the board of directors, subject to vesting and to continued service on the board of directors, and (b) annual equity awards with a grant date fair value of approximately $200,000, subject to vesting and continued service on the board of directors. For 2025, these awards were in the form of restricted stock units and stock options.
In March 2025, each non-employee director serving on the board of directors on that date was granted (i) an award of 7,364 restricted stock units that had a grant date fair value (determined as set forth in footnote (1) to the 2025 Director Compensation Table below) of $100,003 and (ii) a stock option to purchase 11,146 shares of our common stock at a per share exercise price of $8.97 that had a grant date fair value (determined as set forth in footnote (1) to the 2025 Director Compensation Table below) of $100,004. The restricted stock units were scheduled to vest, subject to continued service, in full on the twelve month anniversary of the date of grant. The options were scheduled to vest, subject to continued service, in twelve monthly installments following the date of grant. Each grant, to the extent then unvested, will fully vest upon certain changes of control of Evolus.
The table below summarizes the compensation paid by us to our non-employee directors for the year ended December 31, 2025. David Moatazedi, our President and Chief Executive Officer, served as a member of the board of directors during 2025, but did not receive any additional compensation for such service as a director.
2025 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Vikram Malik (Chairman)	121,000	100,003	100,004	321,007
Simone Blank(3)	34,000	100,003	100,004	234,007
David Gill	93,000	100,003	100,004	293,007
Karah Parschauer	72,000	100,003	100,004	272,007
Brady Stewart	65,000	100,003	100,004	265,007
Albert G. White III	64,000	100,003	100,004	264,007
(1)    Represents the aggregate grant date fair value of the restricted stock unit awards and the stock options granted to the non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See

Note 10. Stock-Based Compensation and Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026, for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. The grant date fair value of each stock award and each option award granted in 2025 is presented in the narrative preceding the table.
(2)    As of December 31, 2025, each continuing non-employee director named in the table above held the following number of outstanding and unexercised options and outstanding restricted stock units: Mr. Malik, 109,319 options and 7,364 restricted stock units, Mr. Gill, 112,905 options and 7,364 restricted stock units, Mrs. Parschauer, 101,873 options and 7,364 restricted stock units, Mrs. Stewart, 29,525 options and 7,364 restricted stock units and Mr. White, 8,359 options and 18,871 restricted stock units.
(3)    Mrs. Blank stepped down from the board of directors effective June 5, 2025.

Proposal 2 - Ratification of Appointment of Independent Auditor for 2026
Appointment of Independent Auditor by Audit Committee
The audit committee annually evaluates the performance of our independent auditor and determines whether to reengage the current independent auditor or consider other audit firms. This year the audit committee has approved the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2026 to report on our consolidated financial statements for the year ending December 31, 2026. Factors considered by the audit committee in deciding whether to appoint EY included:
•EY’s global capabilities;
•EY’s technical expertise and knowledge of our global operations and industry;
•the quality and candor of EY’s communications with the audit committee and management;
•the quality and efficiency of the services provided by EY, including input from management on EY’s performance;
•EY’s objectivity and professional skepticism;
•EY’s use of technology to aid in audit efficiency;
•EY’s independence, how effectively EY demonstrated its independent judgment, and the controls and processes in place that help ensure EY’s independence; and
•the appropriateness of EY’s fees.
Proposed Ratification of Independent Auditor
The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent auditor is not required by our organizational documents or otherwise, the board of directors is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice and because we value the views of our stockholders.
The audit committee considers EY to be well qualified. In the absence of contrary instructions, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of EY, the audit committee will reconsider the appointment of EY. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
Required Vote and Board of Directors Recommendation
Approval of this Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be deemed present and entitled to vote on this Proposal 2 and will have the same effect as votes against this proposal. We do not expect any broker non-votes on this Proposal 2.

The board of directors recommends a vote
FOR
the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026.

Accounting Matters
Principal Independent Auditor Fees
Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by Ernst & Young LLP. All fees below were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process.

	2025	2024
Audit Fees(1)	$2,510,000	$2,630,000
Audit-Related Fees	—	—
Tax Fees(2)	585,000	288,000
All Other Fees(3)	1,000	1,000
Total	$3,096,000	$2,919,000
(1) These are fees for audit services and related expenses, including fees associated with the annual audit over financial reporting, and reviews of the Company’s SEC filings.
(2) These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.
(3) These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.
Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted a policy that requires the audit committee or a member of the audit committee to pre-approve all audit and permissible non-audit services to be provided by our independent auditor. These services include audit services, audit-related services and tax services. Pre-approval is generally requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the three categories of services listed above. Our audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to our audit committee’s next scheduled meeting, our audit committee has authorized its chair to pre-approve services. Engagements so pre-approved are to be reported to our audit committee at its next scheduled meeting. Our audit committee or its chair pre-approved all audit and tax services provided by EY in the years ended December 31, 2025 and 2024 pursuant to the foregoing pre-approval policies and procedures.

Report of Audit Committee
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2025 and discussed them with our management and our independent registered public accounting firm, EY.
Our audit committee has also received from, and discussed with, EY various communications that EY is required to provide to our audit committee, including the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, EY provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the audit committee has discussed with the company's independent registered public accounting firm their independence. Our audit committee has also reviewed non-audit services performed by EY and considered whether EY’s provision of non-audit services was compatible with maintaining its independence from the Company.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that Evolus’ financial statements audited by EY be included in our Annual Report on Form 10‑K for the year ended December 31, 2025, which was filed with the SEC on March 3, 2026.
Audit Committee:
David Gill
Brady Stewart
Albert G. White III
The foregoing report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Evolus under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 3 - Advisory Vote on the Compensation of the Named Executive Officers.
Our stockholders are entitled to vote to approve, on an advisory basis, the compensation, as disclosed in this Proxy Statement, of our executive officers included in the section entitled “Executive Compensation—Compensation Discussion and Analysis” and the executive compensation tables and related narrative disclosure that appear later in this Proxy Statement (collectively, the “named executive officers” or “NEOs”). We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The board of directors encourages our stockholders to read the executive compensation disclosures of this Proxy Statement to review the correlation between compensation and performance, as well as compensation actions taken in 2025. The board of directors believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of highly talented executives.
Accordingly, the board of directors recommends that our stockholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the executive compensation tables and the narrative discussion that accompanies the executive compensation tables, is hereby approved.”
Required Vote and Board of Directors Recommendation
Advisory approval of this Proposal 3 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be deemed present and entitled to vote on this Proposal 3 and will have the same effect as votes against this proposal. Broker non-votes are not considered entitled to vote on this Proposal 3 and will have no effect on the outcome of this proposal.

Our board of directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above. Because the vote is advisory, it is not binding on the board of directors, the compensation committee, or on us, and it will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the board of directors, the compensation committee, or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the compensation committee and board of directors intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Our current policy is to provide stockholders with an opportunity to vote on the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at our 2027 annual meeting of stockholders.
The board of directors recommends a vote
FOR
Approval of the Compensation of the Named Executive Officers

Executive Officers
The following table sets forth, as of April 17, 2026, the names of our executive officers, their ages, their positions and business experience, and the year they were first elected officers. Each executive officer serves at the discretion of the board of directors and holds office until their successor is duly elected and qualified or until his or her earlier death, resignation or removal.
EXECUTIVE OFFICERS

Name	Age	Positions and Business Experience	Year First Elected Officer
David Moatazedi	48	Please see “Proposal 1. Election of Directors—Information Regarding Directors.”	2018
Tatjana Mitchell	48
Mrs. Mitchell has served as our Chief Financial Officer since September 2025. Mrs. Mitchell served as the Senior Vice President, Finance of Experian North America, a global data and technology company, from April 2023 to August 2025. From May 2019 to March 2023, Mrs. Mitchell served as the Chief Financial Officer for Experian North America Consumer Services. From December 2015 to May 2019, Mrs. Mitchell served as the Vice President of Finance and Chief Financial Officer of Zulily, an online retailer and subsidiary of Qurate Retail. Mrs. Mitchell holds a B.S. in Business Administration from Towson University and an M.B.A from the Wharton School at the University of Pennsylvania.
			2025
Rui Avelar, M.D.	64	Dr. Avelar has served as our Chief Medical Officer since January 2014 and was appointed to the additional position of Head of Research and Development in August 2018. From January 2014 to February 2018, Dr. Avelar also served as the Chief Medical Officer of Alphaeon Corporation. From March 2011 to December 2013, he served as Chief Medical Officer of Allergan Medical, where he was responsible for clinical development, clinical operations, safety, medical writing, biostatistics and regulatory matters. Dr. Avelar holds a M.D. from the University of Toronto and has received training accreditation in Sports Medicine from the Canadian Academy of Sports Medicine.	2014
There are no family relationships among any of our directors or executive officers.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2025, for our principal executive officer, our current and former principal financial officer and the next two most highly compensated executive officers serving in 2025 (the “named executive officers” or “NEOs”). This discussion and analysis is intended to enhance your understanding of the information provided in the compensation tables below and to provide additional context regarding our overall executive compensation program. In addition, we explain how and why our board of directors and the compensation committee of our board of directors determined our compensation policies and specific compensation decisions for our named executive officers during and for fiscal year 2025.
Our named executive officers for 2025 were:
•David Moatazedi, our President and Chief Executive Officer;
•Tatjana Mitchell, our Chief Financial Officer;
•Rui Avelar, M.D., our Chief Medical Officer and Head of Research and Development; and
•Sandra Beaver, our former Chief Financial Officer; and
•Tomoko Yamagishi-Dressler, our former Chief Marketing Officer.
Tatjana Mitchell joined the Company as our Chief Financial Officer in September 2025. Mrs. Beaver and Mrs. Yamagishi-Dressler departed the Company in June and August 2025, respectively.

Executive Compensation Policies and Practices

What We Do ☑	What We Don’t Do ☒
Independent Compensation Committee. The compensation committee consists solely of independent directors who establish our compensation policies and practices.	No Guaranteed Compensation. No guaranteed cash incentives, equity compensation or salary increases for executive officers.
Independent Compensation Consultant. During 2025, the compensation committee engaged the services of Radford, an Aon Company, to provide information, analysis and other advice to assist with its responsibilities.

No Excise Tax Payments. We do not provide any excise tax reimbursement payments for any severance or change-in-control payments (including “gross-ups”).
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

No Excessive Perquisites. We provide minimal perquisites and other personal benefits to our NEOs.
Emphasize Long-Term Equity Compensation. The compensation committee uses equity awards to deliver long-term incentive compensation opportunities to our executives, including our NEOs. These equity awards vest over multi-year periods, which serves our long-term value creation goals and retention objectives. In 2025, we included performance-based vesting awards in the equity grant program for our NEOs.

No stock options granted below fair market value. We do not grant any stock options with an exercise price below fair market value.
Prohibition on Hedging and Pledging; Clawback
Policy. Under our Insider Trading Policy, we prohibit our employees from hedging any Evolus securities and from pledging any Evolus securities as collateral for a loan. Our clawback policy provides that we will recover certain excess compensation in the event of an accounting restatement.
No stock option re-pricing. Our stock incentive plan prohibits the repricing of stock options without stockholder approval.

Results of Say-on-Pay Vote
At our 2025 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our NEOs, as disclosed in our 2025 proxy statement. The proposal was supported by approximately 96% of the total votes cast.
After consideration of the positive result of the say-on-pay vote at our 2025 annual meeting of stockholders, the compensation committee determined that our executive compensation policies would be similar for fiscal year 2026 to those in effect for fiscal year 2025.
Our compensation committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. Our compensation committee expects to continue to consider the outcome of our “say-on-pay” votes when making future compensation decisions for our NEOs.
Objectives, Philosophy and Elements of Compensation
The overall objectives of our executive compensation policies and programs are to:
•attract, retain and motivate superior executive talent;
•provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention;
•align our executives’ interests with those of our stockholders;
•link pay to Company performance; and
•offer pay opportunities that are competitive with the biotechnology market in which we compete in order to recruit and retain top talent, while maintaining reasonable cost and dilution to our stockholders.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans.

The compensation paid to our named executive officers consists of the following components:

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees
Performance-Based Cash Bonus	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	• Motivate and reward employees to achieve or exceed our current-year performance goals
Long-Term Equity-Based Incentives	Variable equity compensation as described below	• Align the executive’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long term
• Provide a retention incentive through long-term vesting requirements

Types of Long-Term Equity-Based Incentives
	Brief Description	Objectives
Stock Options	Stock options granted to executives generally have an exercise price at fair market value and generally vest annually over four years, subject to continued employment, and have a ten-year term	• Align compensation with stockholders’ interests as the awards have value only to the extent the stock price increases above the grant price (the fair market value of the stock on the grant date)
• Provide a retention incentive

Restricted Stock Units (RSUs)	RSUs granted to executives generally vest annually over four years based on the passage of time and continued employment	• Provide a retention incentive that is aligned with stockholders, even during periods of stock price volatility
• Aid in retention of key employees in a highly competitive market for talent
• Align compensation with stockholders’ interests as the value of the award fluctuates with stock price

Performance Restricted Stock Units (PRSUs)	PRSUs granted to executives are generally earned based on our achievement of pre-established performance or stock price goals and subject to a service-based vesting requirement	• Align compensation with stockholders’ interests as the value of the award fluctuates with stock price • Align compensation with long-term Company performance goals • Provide a retention incentive
How We Determine Executive Compensation
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The compensation committee reviews and oversees our executive compensation policies, plans and programs and reviews and determines the compensation to be paid to all of our executive officers, including the named executive officers. Our compensation committee consists solely of directors the board of directors has determined to be independent under applicable listing standards. In making its executive compensation determinations, the compensation committee considers recommendations from the Chief Executive Officer for executive officers other than himself. In making his recommendations, the Chief Executive Officer receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While the Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our Chief Executive Officer, our Chief Financial Officer, Chief People Officer and General Counsel and Corporate Secretary may also attend compensation committee meetings from time to time to advise on performance and/or activity in areas with respect to which the executive has particular knowledge or expertise. The compensation committee discusses and makes final determinations with respect to executive compensation matters without any named executive officers or other executive officers present (other than the Chief Executive Officer, as described above). From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

The compensation committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis. These annual decisions typically occur in the first quarter of the year, however, decisions may occur during the year for new hires, promotions or other special circumstances as our compensation committee determines appropriate. The compensation committee does not delegate its authority to approve executive officer compensation.
Role of our Independent Compensation Consultant
The compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For purposes of evaluating and deciding on compensation for each of our named executive officers in 2025, the compensation committee retained Radford, an independent compensation consultant, to assist the compensation committee in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives.
Radford assisted the compensation committee in developing a group of peer companies to use as a reference in making 2025 compensation decisions, evaluating current pay practices and considering different compensation programs and best practices. As described further below, Radford also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices. Radford reported directly to the compensation committee, which maintained the authority to direct their work and engagement, and advised the compensation committee from time to time. Radford interacted with management to gain access to Company information that is required to perform services and to understand the culture and policies of our organization. The compensation committee and Radford met in executive session with no members of management present as needed to address various compensation matters, including deliberations regarding the Chief Executive Officer’s compensation.
Use of Competitive Market Compensation Data
We aim to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Radford, as described below, including information relating to the compensation for executive officers in the commercial stage biotechnology and medical device industry.
In developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2025, Radford recommended and the compensation committee selected publicly traded commercial stage companies in the aesthetic, eye and beauty industries with significant sales, marketing and branding. The peer group included selected companies that the compensation committee believed would be appropriate peers based on geography, industry focus, employee size, revenue performance, and market capitalization.
Based on this review, the committee removed AVITA Medical, Inc., Cara Therapeutics, Inc. and Cutera, Inc. from the peer group because they no longer aligned with the committee’s size-based selection criteria, primarily due to revenue and market capitalization. The committee added InMode Ltd., Olaplex Holdings, Inc., RxSight, Inc., STAAR Surgical Company, Tarsus Pharmaceuticals, Inc. and Vericel Corporation to better align the peer group with the Company’s then current size, commercial profile, and relevant industry comparators. The committee determined to retain certain companies that were outside one or more quantitative criteria where it believed they remained relevant comparators based on business focus, to ensure historical compensation consistency or other qualitative considerations.
Based on this criteria and the review, in August 2024, Radford recommended, and our compensation committee approved, the following companies as our executive compensation peer group for 2025:

Agenus Inc.	InMode Ltd.
Anika Therapeutics, Inc.	MiMedx Group, Inc.
Arcutis Biotherapeutics, Inc.	Olaplex Holdings, Inc.
Axogen, Inc.	Revance Therapeutics, Inc.
Bioventus Inc.	RxSight, Inc.
Coherus Oncology, Inc.	Tarsus Pharmaceuticals, Inc.
Establishment Labs Holdings Inc.	STAAR Surgical Company

Glaukos Corporation	The Beauty Health Company
Harrow, Inc.	Vericel Corporation
In December 2024, Radford completed an assessment of executive compensation data based on our peer group to inform the compensation committee’s determination of executive compensation for 2025. The market data used for this assessment was compiled from the selected peer group companies’ publicly disclosed compensation information, or public peer data, and data from the Radford Global Life Sciences Survey with respect to the 2025 selected peer group companies listed above, or the peer survey data. The peer survey data and the public peer data, collectively referred to as “market data”, was reviewed by the compensation committee, with the assistance of Radford, and used as a reference point, in addition to other factors, in setting our named executive officers’ compensation in 2025. The compensation committee refers to the survey data generally and does not focus on any particular company within the survey (other than the peer group companies noted above). The components of the market data were based on the availability of sufficient comparative data for an executive officer’s position.
Radford prepared, and the compensation committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (value based on an approximation of grant date fair value), total target cash compensation (including both base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation).
The compensation committee’s general aim is for compensation to remain competitive with the market, falling above or below the median of the market data as appropriate based on corporate and individual executive performance and other factors the compensation committee deems appropriate. Due to our limited history as a public company and our evolving and growing business, we have not developed a specific market positioning or “benchmark” that we consistently aim for in setting compensation levels; instead our compensation committee determines each element of compensation, and total target cash and direct compensation, for each named executive officer based on various facts and circumstances appropriate for our Company in any given year. Competitive market positioning is only one of several factors, as described below under “Factors Used in Determining Executive Compensation,” that our compensation committee considers in making compensation decisions, and therefore individual named executive officer compensation may fall at varying levels as compared to the market data.
Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance.
Executive Compensation Program
2025 Overview
In 2025, the largest component of compensation program was long-term equity awards. When combined with the target annual performance cash bonus award, the vast majority of executive target compensation is “at risk,” or, in other words, dependent on the accomplishment of the Company’s business and financial objectives or the performance of the Company’s stock. In the case of Mr. Moatazedi, 88% of his 2025 target compensation was “at risk.” For our other NEOs, other than Mrs. Mitchell who was hired in September 2025, 72% of their average target compensation for 2025 was “at risk.” In this proxy statement, we generally use “target compensation” to refer to an NEO’s salary, target annual cash incentive, and grant date fair value of equity awards granted during the applicable year.

Base Salary
We have entered into employment agreements with each of our named executive officers, described under “Executive Compensation Tables — Employment Agreements with our Named Executive Officers” below, that establish annual base salaries, which are generally determined, approved and reviewed periodically by our compensation committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. The following table presents the annual base salaries for each of our named executive officers for the years indicated.

	Base Salary ($)
Name	2025	2026
Continuing NEOs
David Moatazedi	780,000	780,000
Tatjana Mitchell	490,000	490,000
Rui Avelar, M.D.	550,600	550,600
Departing NEOs
Sandra Beaver	519,100	—
Tomoko Yamagishi-Dressler	445,000	—
Base salaries for 2025 were approved in late 2024 or, in the case of Mrs. Mitchell, in connection with her hire in September 2025. New salary rates went into effect in March 2025.
In early 2026, the compensation committee reviewed base salaries for the continuing NEOs and, after considering the Company’s 2025 performance, determined not to increase the 2026 base salaries of Mr. Moatazedi, Mrs. Mitchell or Dr. Avelar. Mrs. Beaver and Mrs. Yamagishi-Dressler were no longer employed by the Company at the time of those 2026 salary decisions.
Performance-Based Cash Bonuses
Each of our named executive officers was eligible in 2025 to earn an annual incentive bonus with a target amount equal to a percentage of his or her salary based on the achievement of corporate goals determined by our compensation committee, as described below. Except for Dr. Avelar, Mrs. Beaver and Mrs. Mitchell, each named executive officer’s target annual incentive bonus for 2025 (as a percentage of base salary) was the same as for 2024. Mrs. Mitchell’s target bonus percentage was established in connection with her employment agreement. Dr. Avelar and Mrs. Beaver’s annual bonus target was increased to better align with peer company practices.

Target Bonus Percentage for 2025

Name	Target Bonus Percentage 2025
Continuing NEOs
David Moatazedi	100%
Tatjana Mitchell	55%
Rui Avelar, M.D.	55%
Departing NEOs
Sandra Beaver	55%
Tomoko Yamagishi-Dressler	45%
Corporate Goals for 2025
Initial 2025 Annual Bonus Plan Design
The compensation committee established the corporate performance goals for our 2025 executive bonus program in January 2025. The original 2025 bonus program was weighted 75% to financial goals and 25% to non-financial goals. The financial goals were based on a matrix, with threshold performance beginning at $306 million in net revenue and $5.0 million in non-GAAP operating income, target performance based on $360 million in net revenue, which represented 35% growth over 2024, and $10.0 million in non-GAAP operating income, and maximum performance at $414 million in net revenue and $15.0 million in non-GAAP operating income.
The non-financial goals related to achievement of pre-specified goals related to: account metrics related to new accounts and accounts purchasing both Jeuveau® and Evolysse®, education metrics related to medical education of a pre-set number of health care practitioners and a pre-set customer digital adoption rate for the Company’s digital infrastructure.
Modifications to the 2025 Bonus Plan
After the second quarter of 2025, it became apparent to the compensation committee that its initial assumptions as to growth in the U.S. aesthetics market during 2025 were too aggressive and that the corporate financial performance goals it initially established for the 2025 bonus program were unlikely to be attained based on actual market conditions during the first half of the year. As a result, in August 2025, the Company reset its 2025 net revenue guidance to $295 million to $305 million in response to the challenging market conditions and committed to a significant reduction in operating expenses. The compensation committee did not retain non-GAAP operating income as a separate formulaic payout metric under the revised framework because, by the time the revised framework was adopted, the Company had already implemented significant expense reduction initiatives that were reflected in its updated operating plan. The committee instead determined that the revised net revenue-based framework, with a reduced maximum payout opportunity, appropriately aligned management incentives with the Company’s revised financial outlook.
In addition, the compensation committee revised the corporate performance goals in August 2025 to reflect its revised assessment of the U.S. aesthetics market for the year and management’s revised guidance. The compensation committee believed that the revised goals were appropriate to keep the management team incentivized and focused on the achievement of performance goals that, even when revised, remained challenging and, if achieved, would help drive stockholder value.
Under the revised framework, the compensation committee moved away from the original financial matrix for the second half of the year and instead adopted a revised framework with a threshold for a 50% payout at $295 million in net revenue and a maximum 70% payout at $300 million in net revenue.
The compensation committee reduced the maximum payout opportunity under the revised framework to 70% in order to preserve an appropriate incentive opportunity for management and maintain alignment with the Company’s revised business objectives, while recognizing that, due to changes in the U.S. aesthetics market, the Company was expected to finish the year materially below the financial goals established at the beginning of 2025. The compensation committee further determined that the original non-financial goals would only apply if performance under the revised financial framework resulted in a payout below the 50% level.
2025 Achievement

For 2025, the Company achieved net revenue of approximately $297.2 million, which, under the revised bonus framework would have resulted in bonus achievement of 60%.
Because the Company exceeded the $295 million threshold under the revised financial framework, the original non-financial goals did not affect the payout determination. The compensation committee nevertheless reviewed performance against those goals and noted strong achievement in account growth, health care practitioner training and digital adoption during 2025. Specifically, with respect to the original non-financial goals, the Company achieved 106.5% for new account growth and combined-product account penetration, 124.7% for health care practitioner training and 114.0% for digital adoption. These results were not used to increase the payout above the level produced by the revised financial framework.
Committee Application of Negative Discretion and Final Determination of Bonus Achievement
At year end, the compensation committee reviewed Company performance under the revised framework and determined to apply negative discretion in approving 2025 annual incentive payouts for the named executive officers. Although the revised framework provided for a 60% payout, the compensation committee approved a 55% payout level for the NEOs.
In applying this discretion, the compensation committee considered both the Company’s business execution and the importance of aligning annual incentive payouts with the Company’s updated financial outlook and shareholder value. Notwithstanding the reduction, the committee applauded management’s efforts during 2025 to respond to changing market conditions through expense reductions and operating discipline, while maintaining the Company’s strategic positioning for future growth.
Bonus Amounts Earned for 2025
In February 2026, the compensation committee awarded each of our then serving NEOs the performance bonuses in the amounts reflected in the table below, 55% of each NEO’s target annual bonus.

Name	Annual Target Bonus 2025	Actual Bonus 2025
David Moatazedi	$780,000	$429,000
Tatjana Mitchell*	$202,125	$111,200
Rui Avelar, M.D.	$302,830	$166,600
*Mrs. Mitchell’s target bonus for 2025 was prorated in accordance with her employment agreement. Mrs. Beaver left the Company in June 2025 and was not eligible to receive a 2025 bonus award. Mrs. Yamagishi-Dressler received certain bonus payments in connection with her departure from the Company in August 2025, described in Note 4 to the 2025 Summary Compensation Table below.
Long-Term Incentive Compensation
Our equity-based incentive awards are designed to align our interests and the interests of our current and future stockholders with those of our employees, non-employee directors and consultants, including our named executive officers. Our compensation committee is responsible for approving equity grants for our executive officers. All equity compensation awards for our named executive officers in 2025 were granted pursuant to our 2017 Omnibus Incentive Plan, except for Mrs. Mitchell’s awards upon her hire which were granted under the 2023 Inducement Incentive Plan.
2025 Equity Awards

In March 2025, each named executive officer, except Mrs. Mitchell who joined the Company in September 2025, was granted (i) a restricted stock unit award (“RSU”), (ii) a stock option award and (iii) a performance restricted stock unit award (the “PRSU Awards”). Each named executive officer’s restricted stock units and stock options granted in 2025 vest over a period of four years, with one-quarter of the shares subject to each award scheduled to vest annually on each anniversary of the grant date, provided such executive remains in continuous service through the applicable vesting date.
The vesting of shares underlying each named executive officer’s PRSU Award is based on the Company’s revenue and non-GAAP operating profit over a two-year performance period consisting of 2025 and 2026, each weighted as 50% of the PRSU Award. Each award will vest as to 50% of the target number of shares subject to the award upon achievement of a threshold level of performance, 100% of the target number of shares subject to the award upon achievement of a target level of performance and 200% of the target number of shares subject to the award upon achievement of a maximum level of performance. Vesting will be determined on a straight-line basis for performance between those points. To the extent that any RSUs subject to the PRSU Award are eligible to vest based on the achievement of the performance measures the shares will become vested and payable in February 2028. Given our stage in the Company’s lifecycle and business challenges experienced, we believe the revenue and non-GAAP operating profit goals represent the key drivers of the success of the strategic plan and delivering stockholder value. The compensation committee believes that the use of these key financial metrics as equity incentive performance goals is critical to focus management’s efforts on achieving important strategic goals and objectives over both short and long term horizons. For purposes of the 2025 PRSUs, Non-GAAP Operating Profit means GAAP income or loss from operations, adjusted to exclude stock-based compensation expense, depreciation and amortization and the revaluation of contingent royalty obligations, and further adjusted to take into account net interest expense and the founders’ royalty obligation. The compensation committee selected this measure because it believed it appropriately balanced operating performance with accountability for the Company’s financing costs and founders’ royalty obligation over the two-year performance period.

No modifications were made to the terms of the 2025 PRSU awards based on the Company’s 2025 performance.

A summary of the March 2025 equity awards is set forth below. These numbers reflect the values (in dollars) approved by the compensation committee in March 2025, which were then converted into the corresponding number of RSUs and “target” number of PRSUs, based on the 30-day average price of the Company’s common stock on the date of grant of the awards and rounded up to the nearest whole share and the number of stock options was based on the Black-Scholes value of such an option.

Name	Restricted Stock Unit Award (# of shares)	Stock Option Award (# of shares)	Performance Restricted Stock Unit Award (# of shares)
David Moatazedi	95,399	135,925	190,799
Sandra Beaver	35,663	50,813	35,663
Rui Avelar, M.D.	23,776	33,875	23,776
Tomoko Yamagishi-Dressler	17,832	25,407	17,832
In September 2025, in connection with her appointment as Chief Financial Officer, Mrs. Mitchell was granted (i) a restricted stock unit award (104,603 shares) and (ii) a stock option award (143,403 underlying shares). The number of shares subject to Mrs. Mitchell’s RSUs was equal to $750,000 divided by the 30-day average closing price of a share of Company common stock as her start date with the company and the number of shares subject to Mrs. Mitchell’s option was determined by dividing $750,000 by the Black-Scholes value of such an option (as determined by the Company using its regular stock option valuation methodology and assumptions) as of the Start Date. The shares subject to Mrs. Mitchell’s stock option award vest over a four-year period, with one-quarter vesting annually on each anniversary of September 8, 2025, subject to her continued service through the applicable vesting date. The shares subject to Mrs. Mitchell’s restricted stock unit award vest over a four-year period, with one-half vesting on each of the third and fourth anniversaries of September 8, 2025, subject to her continued service through the applicable vesting date.
Performance under 2024 PRSU Award
In February 2024, each named executive officer (other than Mrs. Mitchell) was granted a performance-based restricted stock unit award (the “2024 PRSU Awards”). The performance stock unit awards granted in February 2024 were subject to achievement of Company performance goals measured over a two-year performance period covering 2024 and 2025. The performance measures were cumulative revenue and cumulative adjusted non-GAAP operating profit, each weighted 50%. For the performance period, cumulative revenue was $563.4 million, which resulted in a 70% payout for that component, and cumulative adjusted non-GAAP operating profit was $(42.9) million, which resulted in a 130% payout for that component. Based on the equal weighting of these two measures, the compensation committee determined that the awards paid out at 100% of target. The earned shares vest in two equal installments, with 50% vested in March 2026 and the remaining 50% vesting on February 5, 2027, in each case subject to the NEO’s continued service.
Performance under 2024 Chief Medical Officer PRSU Award Grant
In December 2024, to incentivize and reward Dr. Avelar’s performance and contributions to the Company, Dr. Avelar was granted an additional award of 79,052 PRSUs (the “CMO PRSU Award”). The shares underlying the CMO PRSU Award will vest based on the attainment of each of three particular goals related to certain regulatory approvals of the Evolysse® collection of injectable hyaluronic acid gels for a performance period beginning in 2025 and ending in 2027. One-third of the shares were eligible to vest if the Company received FDA approval of certain Company products before December 31, 2025 and another one-third will become eligible to vest based on the approval of an additional particular Company product before each of December 31, 2026 and 2027. One-third of the CMO PRSU Award became eligible to vest upon FDA approval of both Evolysse® Smooth and Evolysse® Form in February 2025 and will vest, subject to Dr. Avelar’s continued service, on December 31, 2027.
Features of our Executive Compensation Program
To assist us in attracting and retaining key executives, our NEOs are eligible to participate in the same health, welfare, and insurance benefit plans in which our other salaried employees are generally able to participate. We do not maintain plans providing non-qualified deferred compensation or pension benefits for any of our employees. Beginning in 2021, we began offering supplemental disability insurance to our executive officers.
In May 2018, we adopted the Evolus, Inc. Retirement Plan, a tax‑qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We contribute a $1.00 match for every $1.00 contributed by a participating employee up to 3% of their annual salary, and a $0.50 match for every $1.00 deferred by a participating employee in excess of 3% and up to 5% of their annual salary up to an annual maximum of $13,200 in 2023, $13,800 in 2024 and $14,000 in 2025, with such matching contributions becoming fully vested as of the date on which the contribution is made. Pre‑tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s direction. This retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax‑qualified retirement plan, contributions to this plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by us when made.

Our employment agreements with each of our named executive officers, described under “Executive Compensation Tables — Employment Agreements with our Named Executive Officers” and “Payments Upon Termination or Change in Control” below, provide them certain benefits if their employment is terminated, including a termination following a change in control but excluding a termination by the Company for cause or a voluntary termination by the named executive officer without good reason. The compensation committee believes these benefits are important tools for retaining the services of our named executive officers and helping to align the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described below under “Potential Payments Upon Termination or Change in Control.” We provided limited perquisites to our executive officers. During 2025, we paid the cost for Mr. Moatazedi’s spouse to attend, and for certain personal expenses associated with Mr. Moatazedi’s attendance at, the Company’s annual President’s Club event to recognize the Company’s highest performing sales employees. We believe there is a benefit to the business from these expenses, but we disclose them as perquisites in accordance with applicable SEC rules.

We also maintain compensation and governance-related policies, including a clawback policy, insider trading policy and policy on pledging and hedging shares, all as described under “Corporate Governance” above, that we believe represent current best practices.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards
Equity grants made to our named executive officers must be approved by the compensation committee of the board of directors.
Timing of Grants
Our practice is to grant annual equity awards at a regularly-scheduled meeting of the compensation committee held in the first quarter of each year after the Company’s earnings release for the recently-completed fiscal year. In addition, the compensation committee may make grants at other times during the year for new hires or for other reasons, including for job promotions and retention purposes. Our compensation committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Option Exercise Price
The exercise price of a newly granted option is the closing price of the Company’s common stock on the grant date.

COMPENSATION COMMITTEE REPORT
Report of the Compensation Committee of the Board of Directors

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Albert G. White III
David Gill
Vikram Malik
Karah Parschauer

The foregoing report of the compensation committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. White, Mr. Malik, Mrs. Parschauer and Mr. Gill served as members of our compensation committee during all of fiscal year 2025. All members of the compensation committee during fiscal year 2025 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal year 2025 requiring disclosure of certain transactions with related persons under SEC rules. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

2025 SUMMARY COMPENSATION TABLE
The following table provides information concerning the compensation paid to our named executive officers for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David Moatazedi	2025	$775,000	$—	$3,886,569	$1,296,697	$429,000	$24,948	$6,412,214
President and Chief Executive Officer	2024	$743,750	$—	$3,549,882	$1,777,038	$900,000	$28,207	$6,998,877
	2023	$687,500	$—	$7,417,415	$2,075,862	$1,017,800	$41,870	$11,240,447
Tatjana Mitchell (5)	2025	$154,224	$100,000	$1,420,509	$1,368,036	$111,200	$9,303	$3,163,272
Chief Financial Officer	2024	$—	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—	$—
Sandra Beaver (6)	2025	$231,904	$—	$968,607	$484,746	$—	$14,641	$1,699,898
Former Chief Financial Officer	2024	$477,625	$—	$694,544	$463,571	$260,800	$14,783	$1,911,323
	2023	$437,500	$—	$1,027,634	$691,957	$287,890	$14,756	$2,459,737
Rui Avelar, M.D.	2025	$545,400	$—	$645,756	$323,161	$166,600	$18,167	$1,699,084
Chief Medical Officer and Head of Research and Development	2024	$515,725	$—	$1,609,966	$463,571	$280,500	$14,851	$2,884,613
	2023	$487,750	$—	$1,414,034	$691,957	$320,610	$14,827	$2,929,178
Tomoko Yamagishi-Dressler (7)	2025	$285,163	$—	$484,317	$242,378	$73,425	$502,825	$1,588,108
Former Chief Marketing Officer	2024	$429,525	$—	$486,182	$324,501	$233,100	$14,749	$1,488,057
	2023	$151,302	$35,000	$595,565	$595,563	$271,530	$43,161	$1,692,121
(1)    Represents the aggregate grant date fair value of stock and option awards granted during the years presented, computed in accordance with FASB ASC Topic 718. See Note 10. Stock-Based Compensation and Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026, for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)    Represents the aggregate grant date fair value of RSUs and PRSUs granted to the Company’s NEOs, as described under “Compensation Discussion and Analysis” above, computed in accordance with FASB ASC Topic 718, we granted each of the NEOs an award of performance-based restricted stock units in each of January 2023 (excluding Mrs. Yamagishi-Dressler), February 2024 and March 2025 (excluding Mrs. Mitchell) the PRSU Awards, that vest based on our achievement of certain operational goals. In December 2024, we granted Dr. Avelar an award of performance-based restricted stock units that vest based on our achievement of certain regulatory approval milestones for a period ending in 2027. In May 2023, we granted Mr. Moatazedi an award of performance-based restricted stock units that vests based on our achievement of certain stock price goals over the five-year period after the grant date of the award (the “Stock Price RSU Award”). As required by applicable SEC rules, the accounting fair value of each of these awards was determined based on the probable outcome (as determined for accounting purposes as of the applicable grant date) of the performance-based conditions applicable to the awards. For these purposes, we determined that for the PRSU Awards and the CMO PRSU Award, the “target” level of performance was the probable outcome of the applicable performance-based conditions, and accordingly, the accounting fair value is included for each NEO as stock award compensation for 2023 and 2024, respectively, based on the “target” number of shares subject to the awards. For the Stock Price RSU Award, the accounting fair value included for Mr. Moatazedi as stock award compensation for 2023 was determined based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the award. For more information on the assumptions made in the Monte Carlo simulation pricing model, refer to Note 2. Basis of Presentation - Stock-Based Compensation and Note 10. Stock-Based Compensation and Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026. The Monte Carlo simulation assumptions used in determining the grant date fair value of the Stock Price RSU Award included an assumed expected volatility of the Common Stock price of 88.0%, an assumed risk-free interest rate of 3.49%, and an expected dividend yield on the

Common Stock of 0% as the Company has never paid any cash dividends, and utilized the closing price of a share of Common Stock on the date of grant of the award. The following table presents (a) the accounting fair value of the performance-based restricted stock units awarded to the NEOs in 2025, 2024 and 2023, respectively (determined as described above as of the grant date of the awards), included in the Stock Awards column for that NEO in the table above and (b) the value of these awards (determined as of the grant date of the award) assuming that the highest level of performance would be achieved:

Performance-Based RSU Awards

Award	Year	Grant Date Fair Value Included in Summary Compensation Table	Grant Date Fair Value Based on Maximum Performance
David Moatazedi - PRSU Award	2025	$2,591,050	$5,182,100
David Moatazedi – PRSU Award	2024	$1,774,948	$3,549,896
David Moatazedi – PRSU Award	2023	$1,568,301	$1,568,301
David Moatazedi – Stock Price RSU Award	2023	$3,774,000	$5,000,800
Sandra Beaver - PRSU Award	2025	$484,304	$968,608
Sandra Beaver - PRSU Award	2024	$231,519	$463,038
Sandra Beaver - PRSU Award	2023	$336,067	$336,067
Rui Avelar, M.D. - PRSU Award	2025	$322,878	$645,756
Rui Avelar, M.D. - CMO PRSU Award	2024	$915,422	$915,422
Rui Avelar, M.D. - PRSU Award	2024	$231,519	$463,038
Rui Avelar, M.D. - PRSU Award	2023	$336,067	$336,067
Tomoko Yamagishi-Dressler - PRSU Award	2025	$242,159	$484,318
Tomoko Yamagishi-Dressler - PRSU Award	2024	$162,061	$324,122
(3)    As described in the Compensation Discussion and Analysis, these values represent annual performance-based cash bonuses for each NEO paid by us, which were based on achievement of pre-determined financial metrics and key performance metrics by the compensation committee of our board of directors for the years presented. For Mrs. Yamagishi-Dressler, the amount reported includes a prorated 2025 annual bonus payable pursuant to her separation agreement, determined based on actual Company performance and the portion of the year during which she was employed. For Mrs. Mitchell, the amount reported includes a 2025 annual bonus payable pursuant to her employment agreement, under which her target annual bonus opportunity for 2025 was subject to an agreed proration to 75% of target, with the resulting amount then determined based on actual Company performance.
(4)    The table below shows the components of “All Other Compensation” for each of our NEOs.

	Year	Company 401(k) Matching Contribution (A)	Insurance Premiums (B)	President's Club Sales Incentive Trip (C)	Relocation Expenses (D)	Severance (E)
David Moatazedi	2025	$14,000	$1,528	$9,420	$—	$—
	2024	$13,800	$1,665	$13,341	$—	$—
	2023	$13,200	$1,665	$27,005	$—	$—
Tatjana Mitchell	2025	$8,900	$403	$—	$—	$—
Sandra Beaver	2025	$14,000	$641	$—	$—	$—
	2024	$13,800	$1,583	$—	$—	$—
	2023	$13,200	$1,556	$—	$—	$—
Rui Avelar, M.D.	2025	$14,000	$4,167	$—	$—	$—
	2024	$13,800	$1,651	$—	$—	$—
	2023	$13,200	$1,627	$—	$—	$—
Tomoko Yamagishi-Dressler	2025	$14,000	$2,260	$—	$—	$486,565
	2024	$13,800	$1,549	$—	$—	$—
	2023	$4,150	$516	$—	$38,495	$—
(A) Represents Company matching contributions under the Company’s 401(k) plan.
(B) Represents premiums paid on behalf of NEOs under the Company’s life insurance plan and supplemental disability insurance plan.
(C) Represents the incremental cost for Mr. Moatazedi’s spouse to attend, and certain personal expenses paid for by the Company in connection with Mr. Moatazedi’s attendance at, the Company’s President’s Club event to recognize the Company’s highest performing sales employees.
(D) Represents expenses paid by the Company in connection with Mrs. Yamagishi-Dressler’s relocation in connection with joining the Company.
(E) Represents amounts paid pursuant to the Separation Agreement, as defined below, as a result of which Mrs. Yamagishi-Dressler received (i) a lump sum payment equal to 12 months of base salary ($445,000), (ii) Company–paid COBRA for 12 months (an estimated $26,600), and (iii) a lump sum payment of $15,000 in lieu of payment for outplacement services. The terms of the Separation Agreement are described in more detail below under “-Agreements with Our Named Executive Officers.”
(5)    Mrs. Mitchell joined the Company as Chief Financial Officer on September 8, 2025.
(6)    Mrs. Beaver resigned as Chief Financial Officer effective June 13, 2025. In connection with her resignation, Mrs. Beaver’s outstanding and unvested equity awards were forfeited upon her separation.

(7)    Mrs. Yamagishi-Dressler departed as Chief Marketing Officer effective August 22, 2025. In connection with her departure, Mrs. Yamagishi-Dressler’s outstanding and unvested equity awards were forfeited upon her separation.

Employment Agreements with our Named Executive Officers
We have entered into employment agreements with each of Mr. Moatazedi, Mrs. Mitchell and Dr. Avelar. The provisions of these agreements regarding severance are discussed under “Potential Payments Upon Termination or Change in Control” below. Mrs. Beaver and Mrs. Yamagishi-Dressler were also party to employment agreements with the Company prior to their departure.
Mr. Moatazedi
We entered into an employment agreement with Mr. Moatazedi in May 2018, as amended in August 2022 (the “Moatazedi employment agreement”), under which Mr. Moatazedi serves as our President and Chief Executive Officer. The Moatazedi employment agreement provides that Mr. Moatazedi is an at-will employee and sets forth his initial annual base salary of $550,000 (his current annual base salary is $780,000), and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Moatazedi employment agreement, Mr. Moatazedi is entitled to participate in our annual discretionary incentive plan, under which Mr. Moatazedi’s target annual incentive bonus is 100% of his annual base salary, subject to achievement of key performance indicators as determined by our board of directors in consultation with Mr. Moatazedi.
Mrs. Mitchell
We entered into an employment agreement with Mrs. Mitchell in September 2025 (the “Mitchell employment agreement”), under which Mrs. Mitchell serves as our Chief Financial Officer. The Mitchell employment agreement provides that Mrs. Mitchell is an at-will employee and sets forth her initial annual base salary of $490,000 (her current annual base salary is $490,000), and her eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Mitchell employment agreement, Mrs. Mitchell is entitled to participate in our annual discretionary incentive plan, under which Mrs. Mitchell’s target annual incentive bonus is 55% of her annual base salary, subject to achievement of key performance indicators as determined by our board of directors.
Dr. Avelar
We entered into an amended and restated employment agreement with Dr. Avelar in August 2022 (the “Avelar employment agreement”), under which Dr. Avelar serves as our Chief Medical Officer and Head of Research and Development. The Avelar employment agreement provides that Dr. Avelar is an at-will employee and sets forth his initial annual base salary of $472,000 (his current annual base salary is $550,600), and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Avelar employment agreement, Dr. Avelar is entitled to participate in our annual discretionary incentive plan, under which Dr. Avelar’s target annual incentive bonus is 40% of his annual base salary (increased to 55% for 2025), subject to achievement of key performance indicators as determined by our board of directors.
Former Agreement with Mrs. Beaver
We entered into an employment agreement with Mrs. Beaver in September 2022 (the “Beaver employment agreement”), under which Mrs. Beaver served as our Chief Financial Officer until her resignation effective June 2025. The Beaver employment agreement provided that Mrs. Beaver was an at-will employee and set forth her initial annual base salary of $440,000 (her base salary as of her departure was $519,100), and her eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.

Under the Beaver employment agreement, Mrs. Beaver was entitled to participate in our annual discretionary incentive plan, under which Mrs. Beaver’s target annual incentive bonus is 40% of her annual base salary (increased to 55% for 2025), subject to achievement of key performance indicators as determined by our board of directors.

Former Agreement with Mrs. Yamagishi-Dressler

We entered into an employment agreement with Mrs. Yamagishi-Dressler in August 2023 (the “Yamagishi-Dressler employment agreement”), under which Mrs. Yamagishi-Dressler served as our Chief Marketing Officer until her departure in

August 2025. The Yamagishi-Dressler employment agreement provided that Mrs. Yamagishi-Dressler was an at-will employee and set forth her initial annual base salary of $415,000 (her base salary as of her departure was $445,000), and her eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.

Under the Yamagishi-Dressler employment agreement, Mrs. Yamagishi-Dressler was entitled to participate in our annual discretionary incentive plan, under which Mrs. Yamagishi-Dressler’s target annual incentive bonus is 45% of her annual base salary, subject to achievement of key performance indicators as determined by our board of directors.

2025 GRANTS OF PLAN-BASED AWARDS
The following table summarizes the incentive awards granted to each of our named executive officers in 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price Per Share of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
David Moatazedi	PRSU	3/7/2025	—	—	—	95,400	190,799	381,598	—	—	—	2,591,050
President and Chief Executive Officer	RSU	3/7/2025	—	—	—	—	—	—	95,399	—	—	1,295,518
	Option Grant	3/7/2025	—	—	—					135,925	13.58	1,296,697
	Cash Bonus	–	—	780,000	1,560,000	—	—	—	—	—	—	—
Tatjana Mitchell	RSU	9/8/2025	—	—	—	—	—	—	104,603	—	—	796,029
Chief Financial Officer	Option Grant	9/8/2025	—	—	—	—	—	—	—	143,403	7.61	749,467
	Cash Bonus	9/8/2025	—	202,125	404,250	—	—	—	—	—	—	—
Rui Avelar, M.D.	PRSU	3/7/2025	—	—	—	11,888	23,776	47,552	—	—	—	322,878
Chief Medical Officer and Head of Research and Development	RSU	3/7/2025	—	—	—	—	—	—	23,776	—	—	322,878
	Option Grant	3/7/2025	—	—	—	—	—	—	—	33,875	13.58	323,161
	Cash Bonus	–	—	302,830	605,660	—	—	—	—	—	—	—
Sandra Beaver	PRSU	3/7/2025	—	—	—	17,832	35,663	71,326	—	—	—	484,304
Former Chief Financial Officer	RSU	3/7/2025	—	—	—	—	—	—	35,663	—	—	484,304
	Option Grant	3/7/2025	—	—	—	—	—	—	—	50,813	13.58	484,746
	Cash Bonus	–	—	202,125	404,250	—	—	—	—	—	—	—
Tomoko Yamagishi-Dressler	PRSU	3/7/2025	—	—	—	8,916	17,832	35,664	—	—	—	242,159
Former Chief Marketing Officer	RSU	3/7/2025	—	—	—	—	—	—	17,832	—	—	242,159
	Option Grant	3/7/2025	—	—	—	—	—	—	—	25,407	13.58	242,378
	Cash Bonus	–	—	194,220	388,440	—	—	—	—	—	—	—
(1)    Incentive plan awards presented in the table above consist of:
(A)    Annual cash bonuses payable under the Company’s performance-based cash bonus plan. The maximum potential payout is 200% of target for each NEO;
(B)    Awards of PRSUs that only vest upon the achievement of pre-determined operational goals. The PRSUs vest over a two-year performance period, with a maximum potential program payout of 200% of target; and
(C)    Annual RSU and stock option awards granted to each NEO under our 2017 Omnibus Incentive Plan, each of which vests annually over four years, except for Mrs. Mitchell’s new-hire RSU and stock option awards, which are granted under our 2023 Inducement Incentive Plan of which the stock option vests annually over four years and the RSU vests in equal installments on the third and fourth anniversaries of the grant date.

Please see the Compensation Discussion and Analysis above for more information about our executive incentive compensation programs.

(2)    The amounts shown in these columns represent the possible payouts under the 2025 performance-based cash bonus plan based on achievement levels for certain specified Company performance criteria. The actual amounts paid pursuant to the 2025 performance-based cash bonus plan are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The 2025 performance-based cash incentive plan is described under “Compensation Discussion and Analysis—Performance-Based Cash Bonuses” above. Mrs. Beaver was not eligible to receive a 2025 award following her resignation in June. For Mrs. Mitchell, the amount reported includes a 2025 annual bonus payable pursuant to her employment agreement, under which her target annual bonus opportunity for 2025 was subject to an agreed proration to 75% of target.

(3)    Represents the aggregate grant date fair value of stock and option awards granted during 2025, computed in accordance with FASB ASC Topic 718.
As required by applicable SEC rules, the accounting fair value of the PRSU Awards was determined based on the probable outcome (as determined for accounting purposes as of the applicable grant date) of the performance-based conditions applicable to the awards. For these purposes, we determined that for the PRSU Awards, the “target” level of performance was the probable outcome of the applicable performance-based conditions, and accordingly, the accounting fair value is included for each named executive officer as stock award compensation for 2025 based on the “target” number of shares subject to the awards. For more information on the valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2025, see Note 10. Stock-Based Compensation and Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026.

Description of Plan-Based Awards
Each of the equity incentive awards reported in the above table, other than the stock option and restricted stock unit awards granted to Mrs. Mitchell, was granted under, and is subject to, the terms of the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”). Mrs. Mitchell’s stock option and restricted stock unit awards were granted under, and are subject to, the terms of the Company’s 2023 Inducement Incentive Plan (the “2023 Inducement Plan”). The compensation committee administers the 2017 Plan and the 2023 Inducement Plan. The compensation committee has authority to interpret the plan provisions and to make all required determinations under the applicable plan. Awards granted under the plans are generally only transferable by the named executive officer by will or the laws of descent and distribution.
Each named executive officer may be entitled to accelerated vesting of his or her outstanding equity incentive awards upon certain terminations of employment with the Company or if the awards are to be terminated in connection with a change in control of the Company. The terms of this accelerated vesting are described in this section and below under “Potential Payments Upon Termination or Change in Control.” In general, if a named executive officer’s employment terminates during the vesting period, any portion of a stock option or stock unit award that has not vested, and does not vest in connection with such termination of employment, will terminate.
Each stock unit subject to an award, including time-based RSUs, and performance-based PRSUs and CMO PRSUs, represents a contractual right to receive one share of our common stock. Payment will be made if and as the awards become vested.
The named executive officers do not have the right to vote, receive dividend equivalents or other distributions, or (with limited exceptions such as in connection with death or by court order in connection with a divorce) dispose of the stock options or stock units subject to these awards.
Stock Options
As identified under “Award Type,” the Grants of Plan-Based Awards table above reports awards of stock options granted to our named executive officers in 2025 that vest based solely on the executive’s continued employment or service with the Company. The stock options granted in March 2025 to our named executive officers, other than Mrs. Mitchell, are subject to a four-year vesting schedule, with one-quarter of the award vesting on March 7 in each of the four years following the year of the grant date. Mrs. Mitchell’s stock option award was granted on September 8, 2025 under the 2023 Inducement Plan and is subject to a four-year vesting schedule, with one-quarter of the award vesting annually on each anniversary of September 8, 2025, subject to her continued service through the applicable vesting date.
The exercise price of each option is the Company’s closing share price on the grant date, or if the grant date is not a trading day, the last trading day before the grant date.
Stock options granted to our named executive officers have a maximum term of ten years. As specified in the relevant stock option award agreements, if the named executive officer’s employment terminates before the expiration date of the option, the option may terminate prior to its scheduled expiration.
Time-Based RSUs
As identified under “Award Type,” the Grants of Plan-Based Awards table above reports awards of RSUs granted to our named executive officers in 2025 that vest based solely on the executive’s continued employment or service with the Company. The time-based RSUs granted in March 2025 to our named executive officers, other than Mrs. Mitchell, are subject to a four-year vesting schedule, with one-quarter of the award vesting on March 7 in each of the four years following the year of the grant date. Mrs. Mitchell’s RSU award was granted on September 8, 2025 under the 2023 Inducement Plan and vests in two equal installments on the third and fourth anniversaries of September 8, 2025, subject to her continued service through the applicable vesting date.
Performance-Based RSUs
As identified under “Award Type,” the Grants of Plan-Based Awards table above report awards of PRSUs granted to certain of our named executive officers in March 2025, or the PRSU Awards that comprise part of each named executive officer’s annual long-term incentive award.
As described more fully above in the Compensation Discussion and Analysis, the vesting of shares underlying each named executive officer’s PRSU Award is based on the Company’s revenue and non-GAAP operating profit over a two-year performance period consisting of 2025 and 2026, each weighted as 50% of the PRSU Award. Each award will vest as to 50% of the target number of shares subject to the award upon achievement of a threshold level of performance, 100% of the target number of shares subject to the award upon achievement of a target level of performance and 200% of the target number of shares subject to the award upon achievement of a maximum level of performance. Vesting will be determined on a straight-line basis for performance between those points. To the extent that any RSUs subject to the PRSU Award are eligible to vest based on the achievement of the performance measures, the RSUs will become vested and payable on March 7, 2028.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025
The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025:

	Option Awards(1)						Stock Awards(1)(2)
			Number of Securities Underlying Unexercised Options				Number of shares of stock that have not vested (#)(4)	Market value of shares of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name(3)	Grant Date	Total Options Unexercised	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(4)	Option Exercise Price ($)	Option Expiration Date
David Moatazedi	5/6/2018	1,006,079	1,006,079	—	7.28	5/6/2028	—	—	—	—
President and Chief Executive Officer	1/23/2019	125,000	125,000	—	16.19	1/23/2029	—	—	—	—
	1/23/2020	141,910	141,910	—	10.19	1/23/2030	—	—	—	—
	1/24/2022	155,281	77,641	77,640	5.46	1/24/2032	53,572	356,254	—	—
	1/25/2023	257,009	128,504	128,505	11.04	1/25/2033	93,964	624,861	—	—
	5/8/2023	—	—	—	—	—	—	—	560,000(5)	3,724,000
	2/7/2024	181,460	45,365	136,095	13.15	2/7/2034	101,232	673,193	134,977(6)	897,597
	3/7/2025	135,925	—	135,925	13.58	3/7/2035	95,399	634,403	190,799(8)	1,268,813
Tatjana Mitchell	9/8/2025	143,403	—	143,403	7.61	9/8/2035	104,603	695,610	—	—
Chief Financial Officer
Rui Avelar, M.D.	1/6/2018	189,682	189,682	—	9.98	1/6/2028	—	—	—	—
Chief Medical Officer and Head of Research and Development	1/23/2019	60,000	60,000	—	16.19	1/23/2029	—	—	—	—
	1/23/2020	45,000	45,000	—	10.19	1/23/2030	—	—	—	—
	1/24/2022	77,640	58,230	19,410	5.46	1/24/2032	13,393	89,063	—	—
	1/25/2023	85,670	42,834	42,836	11.04	1/25/2033	26,409	175,620	—	—
	2/7/2024	47,337	11,834	35,503	13.15	2/7/2034	26,409	175,620	17,606(6)	117,080
	12/12/2024	—	—	—	—	—	26,351	175,234	52,702(8)	350,468
	3/7/2025	33,875	—	33,875	13.58	3/7/2035	23,776	158,110	23,776(7)	158,110
(1)    Unless otherwise noted, all of the equity awards set forth above have been granted under the 2017 Plan. Mrs. Mitchell’s stock options and restricted stock units granted on September 8, 2025 were granted pursuant to 2023 Inducement Plan.
(2)    Reflects restricted stock units, each of which represents a contingent right to receive one share of our common stock. The market value of such awards, as presented here, was calculated based on the $6.65 closing price of a share of our common stock as of December 31, 2025 (which was the last trading day in our fiscal year). With respect to Dr. Avelar, this column also reflects one-third of his December 2024 CMO PRSU Award, which became eligible to vest when Company receives FDA approval of certain Company products before December 31, 2025. These PRSUs will vest at the end of the performance period on December 31, 2027, subject to his continued service.
(3)    Mrs. Beaver’s employment as our Chief Financial Officer and Mrs. Yamagishi-Dressler’s employment as our Chief Marketing Officer terminated effective June 13, 2025 and August 22, 2025, respectively. Any unvested stock options, restricted stock units and other unvested equity awards held by Mrs. Beaver and Mrs. Yamagishi-Dressler as of their separation dates were forfeited. Vested and unexercised stock options held by each of Mrs. Beaver and Mrs. Yamagishi-Dressler as of the date of termination remained exercisable for three months following her date of termination and expired thereafter pursuant to the terms of the 2017 Plan and related award agreements. As a result, neither Mrs. Beaver nor Mrs. Yamagishi-Dressler held outstanding equity awards as of December 31, 2025.
(4)    Reflects the unvested portions of the stock option and restricted stock unit awards that comprise each NEO’s annual long-term equity incentive award (and in the case of Mrs. Mitchell, the stock options and restricted stock units that comprise her inducement award). Twenty-five percent of the total shares subject to each option or comprising the restricted stock unit award vest each year on the first four anniversaries of the grant dates set forth above, subject to the NEO’s continuous service through each vesting date. The shares subject to Mrs. Mitchell’s restricted stock unit award vest over a four-year period, with one-half vesting on each of the third and fourth anniversaries of September 8, 2025, subject to her continued service through the applicable vesting date.
(5)    Reflects Mr. Moatazedi’s May 2023 Stock Price-Based RSU Award. This award is subject to both time-based and performance-based vesting conditions. The time-based vesting conditions are satisfied with respect to 25% of the award on each of the first four anniversaries of the grant date. The performance-based vesting condition will be met with respect to 40% of the award if the Company achieves a average per-share closing price for twenty consecutive days that equals or exceeds $30 and 60% of the award if the Company achieves such average share price that equals or exceeds $50.00 within the period beginning on the grant date and ending on the fifth anniversary of the grant date. No portion of the award has actually vested because neither of the applicable share price goals has yet been achieved.
(6)    Reflects the unvested PRSUs awarded in February 2024 at the target level of performance. The vesting of shares underlying each named executive officer’s PRSU Award is based on the Company’s revenue and non-GAAP operating profit over a two-year performance period consisting of 2024 and 2025, each weighted as 50% of the PRSU Award. Each award was eligible to vest as to 50% of the target number of shares subject to the award upon achievement of a threshold level of performance, 100% of the target number of shares subject to the award upon achievement of a target level of performance and 200% of the target number of shares subject to the award upon achievement of a maximum level of performance. Vesting was determined on a straight-line basis for performance between those points. The number of RSUs subject to the PRSU Award that were eligible to vest based on the achievement of the performance measures is described in “Compensation Discussion and Analysis - Performance under 2024 PRSU Award” above. One-half of such RSUs vested upon compensation committee certification of achievement in March 2026 and the remaining one-half will become vested and payable February 5, 2027, in each case subject to continuous service through the applicable vesting date.
(7)    Reflects the unvested PRSUs awarded in March 2025 at the target level of performance. The vesting of shares underlying each named executive officer’s PRSU Award is based on the Company’s revenue and non-GAAP operating profit over a two-year performance period consisting of 2025 and 2026, each weighted as 50% of the PRSU Award. Each award will vest as to 50% of the target number of shares subject to the award upon achievement of a threshold level of performance, 100% of the target number of shares subject to the award upon achievement of a target level of performance and 200% of the target number of shares subject to the award upon achievement of a maximum level of performance. Vesting will be determined on a straight-line basis for performance between those points. To the extent that any RSUs subject to the PRSU Award are eligible to vest based on the achievement of the performance measures, RSUs will become vested and payable on March 7, 2028, subject to continuous service through the applicable vesting date.
(8)    Reflects unearned portions of Dr. Avelar’s December 2024 CMO PRSU Award. One-third of the shares underlying the CMO PRSU Award will vest based on the approval of a particular Company product before each of December 31, 2026 and 2027.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2025
The following table presents information regarding the options exercised by each NEO and the common stock acquired by each NEO upon the vesting of equity awards during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
David Moatazedi	—	$—	264,180	$3,453,210
Tatjana Mitchell	—	$—	—	$—
Sandra Beaver	—	$—	44,502	$503,198
Rui Avelar, M.D.	—	$—	80,034	$1,080,602
Tomoko Yamagishi-Dressler	—	$—	22,001	$201,346
(1)    The dollar amounts shown are determined by multiplying the number of shares that vested (or, in the case of options, were exercised) by the per-share closing price of our common stock on the vesting date (or, in the case of options, the option exercise date).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The information in this section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment with the Company and/or a change in control of the Company as of December 31, 2025.
Mrs. Beaver did not receive any benefits in connection with her resignation from the Company. With respect to Mrs. Yamagishi-Dressler, benefits actually paid pursuant to her separation agreement with the Company are described below.

Mr. Moatazedi

Under the Moatazedi employment agreement and subject to Mr. Moatazedi executing a release of claims, upon the Company’s termination of Mr. Moatazedi’s employment without cause or if Mr. Moatazedi resigns for “good reason” (as defined in the Moatazedi employment agreement), the Company is required to pay severance to Mr. Moatazedi equal to (i) eighteen months of his base salary paid in a lump sum plus an amount equal to his target annual bonus for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mr. Moatazedi would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Mr. Moatazedi’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Moatazedi employment agreement), Mr. Moatazedi is instead entitled, subject to Mr. Moatazedi executing a release of claims, to the following benefits: (i) severance equal to twenty-four months of his base salary paid in a lump sum plus 150% of his annual target bonus for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mr. Moatazedi would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time- and service-based vesting conditions applicable to his outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Mr. Moatazedi under his employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or be paid in full (with Mr. Moatazedi paying any such excise taxes), whichever option places him in the best after-tax position.

Mrs. Mitchell

Under the Mitchell employment agreement and subject to Mrs. Mitchell executing a release of claims, upon the Company’s termination of Mrs. Mitchell’s employment without cause or if Mrs. Mitchell resigns for “good reason” (as defined in the Mitchell employment agreement), the Company is required to pay severance to Mrs. Mitchell equal to (i) twelve months of her base salary paid in a lump sum plus a pro-rated portion of her annual bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mrs. Mitchell would be expected to pay in order to continue medical coverage pursuant to COBRA for twelve months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Mrs. Mitchell’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Mitchell employment agreement), Mrs. Mitchell is instead entitled, subject to Mrs. Mitchell executing a release of claims, to the following benefits: (i) severance equal to eighteen months of her base salary paid in a lump sum plus 100% of her annual target bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mrs. Mitchell would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time- and service-based vesting conditions applicable to her outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Mrs. Mitchell under her employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Code or be paid in full (with Mrs. Mitchell paying any such excise taxes), whichever option places her in the best after-tax position.

Dr. Avelar

Under the Avelar employment agreement and subject to Dr. Avelar executing a release of claims, upon the Company’s termination of Dr. Avelar’s employment without cause or if Dr. Avelar resigns for “good reason” (as defined in the Avelar employment agreement), the Company is required to pay severance to Dr. Avelar equal to (i) twelve months of his base salary paid in a lump sum plus a pro-rated portion of his annual bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Dr. Avelar would be expected to pay in order to continue medical coverage pursuant to COBRA for twelve months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Dr. Avelar’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Avelar employment agreement), Dr. Avelar is instead entitled, subject to Dr.

Avelar executing a release of claims, to the following benefits: (i) severance equal to eighteen months of his base salary paid in a lump sum plus 100% of his annual target bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Dr. Avelar would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time- and service-based vesting conditions applicable to his outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Dr. Avelar under his employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Code or be paid in full (with Dr. Avelar paying any such excise taxes), whichever option places him in the best after-tax position.
Separation Agreement with Mrs. Yamagishi-Dressler
We entered into a separation and release agreement with Mrs. Yamagishi-Dressler, dated August 22, 2025 (the “Separation Agreement”), in connection with her departure from her position as our Chief Marketing Officer. Pursuant to the Separation Agreement, we provided to Mrs. Yamagishi-Dressler, less any applicable withholdings: (i) a lump sum payment equal to 12 months of base salary, (ii) a lump sum payment representing Mrs. Yamagishi-Dressler’s pro-rated 2025 bonus based on actual 2025 performance, paid in March 2026 when bonuses were paid to other NEOs, (iii) Company–paid COBRA premiums for continued health insurance for a period of up to 12 months, and (iv) a lump sum cash payment of $15,000 in lieu of reimbursement for outplacement services. The amounts actually paid to Mrs. Yamagishi-Dressler pursuant to the Separation Agreement are described in Note 4 to Summary Compensation Table above.

Equity Awards

Under the terms of the 2017 Plan, if there is a change in control of the Company, each award granted under the plan that is not assumed, converted or replaced (or, if the award is so assumed and, within two years after the change in control, the grantee is involuntarily terminated, including termination without “cause” or resignation for “good reason”) will automatically accelerate and become vested and, in the case of options, exercisable, with performance awards vesting at the greater of target or actual achievement as of the fiscal quarter preceding the change in control.

Our outstanding awards granted to the named executive officers generally provide that, upon a change in control, all PRSUs that are then outstanding and unvested will become vested and payable immediately if the named executive officer is terminated from Company without cause on, immediately prior to, or within two years after a change in control. Upon the named executive officer’s “death” or “disability,” as defined in the 2017 Plan, options become fully exercisable and RSUs, excluding PRSUs, become fully vested and payable.

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

The information in this section sets forth the value of benefits and payments to each of the named executive officers who was employed by us on December 31, 2025 upon the triggering events indicated and is based upon the terms of the employment agreements and equity award agreements in effect as of December 31, 2025 as described in “Potential Payments Upon Termination or Change in Control” above. As required by applicable SEC rules, the estimated values in this section assume that the triggering event took place on December 31, 2025. Neither Mrs. Beaver nor Mrs. Yamagishi-Dressler were entitled to payments as of such date and are therefore not reflected in the table below. None of our named executive officers is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause.

Name	Benefit	Involuntary Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	Involuntary Termination Without Cause Not in Connection with a Change in Control	Death or Disability
David Moatazedi	Salary Severance	$1,560,000	$1,170,000	$780,000
President and Chief Executive Officer	Bonus Severance	$1,170,000	$780,000	$780,000
	Outplacement Assistance	$15,000	$15,000	$—
	Vesting Acceleration	$9,183,040	$—	$3,292,630
	COBRA Payments	$50,843	$50,843	$—
	Benefit Total	$11,978,883	$2,015,843	$4,852,630

Tatjana Mitchell	Salary Severance	$735,000	$490,000	$—
Chief Financial Officer	Bonus Severance	$490,000	$111,169	$—
	Outplacement Assistance	$15,000	$15,000	$—
	Vesting Acceleration	$695,610	$—	$695,610
	COBRA Payments	$50,843	$33,895	$—
	Benefit Total	$1,986,453	$650,064	$695,610

Rui Avelar, M.D.	Salary Severance	$825,900	$550,600	$—
Chief Medical Officer and Head of Research and Development	Bonus Severance	$302,830	$166,557	$—
	Outplacement Assistance	$15,000	$15,000	$—
	Vesting Acceleration	$1,818,951	$—	$1,018,065
	COBRA Payments	$50,843	$33,895	$—
	Benefit Total	$3,013,524	$766,052	$1,018,065
(1)    This table assumes that equity awards outstanding under our 2017 Plan and 2023 Inducement Plan would be substituted for, assumed, or otherwise continued following a change in control transaction. If the awards were not substituted for, assumed, or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested in connection with the change in control and not upon a subsequent severance event. In these cases, the value of the accelerated equity award vesting in connection with the change in control would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2025, be the same as the accelerated vesting value set forth above for the NEO under the “Involuntary Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control” column. The value of the accelerated vesting of equity awards in the tables above was based on the closing price of our common stock on the last trading day of the year, $6.65 (in the case of stock options that would have accelerated, any positive difference between that closing price of our common stock less the applicable exercise price of the option).

CEO PAY RATIO

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our chief executive officer, David Moatazedi (“Chief Executive Officer Pay Ratio”). To identify our median employee, we used the following methodology:

•To determine our total population of employees, we included all full-time and part-time employees as of December 31, 2025.
•To identify our median employee from our employee population, we calculated the annual target amount of each employee’s (other than Mr. Moatazedi) 2025 base salary using a reasonable estimate of the hours worked and no overtime for hourly employees, bonus or commission, as applicable, and the aggregate grant date fair value of equity awards granted in 2025 as our compensation measure that we consistently applied to all employees.
•In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year.

For 2025, the annual total compensation of our median employee was $181,817, and the annual total compensation of our chief executive officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,412,214. Based on this information, for 2025, the Chief Executive Officer Pay Ratio was approximately 35 to 1.

The Chief Executive Officer Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither our compensation committee nor our management used our Chief Executive Officer Pay Ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
The following summarizes the relationship between the total compensation paid to our chief executive officer (“CEO”) and our other named executive officers and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our named executive officers other than our CEO are referred to as our “Non-PEO NEOs”):
2025 Pay Versus Performance Table

					Value of initial fixed $100 investment based on:			Company Selected Measure
Fiscal Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (Loss) (In Thousands) (5)	Total Net Revenues (In Thousands) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$6,412,214	$(746,485)	$2,037,591	$(97,489)	$102.15	$119.52	$(51,641)	$297,176
2024	$6,998,877	$4,809,987	$2,094,664	$2,035,205	$169.59	$90.57	$(50,420)	$266,274
2023	$11,240,447	$13,563,751	$2,694,458	$3,122,361	$161.75	$91.84	$(61,685)	$202,085
2022	$3,599,590	$5,819,944	$1,508,272	$1,131,158	$115.36	$90.11	$(74,412)	$148,616
(1)    Mr. Moatazedi was our CEO for each of the fiscal years included in the table above. For fiscal year 2025, our Non-PEO NEOs were Mrs. Mitchell, Mrs. Beaver, Dr. Avelar and Mrs. Yamagishi-Dressler. For fiscal year 2024, our Non-PEO NEOs were Mrs. Beaver, Dr. Avelar and Mrs. Yamagishi-Dressler. For fiscal year 2023, our Non-PEO NEOs were Mrs. Beaver and Dr. Avelar. For fiscal year 2022, our Non-PEO NEOs were Mrs. Beaver, Dr. Avelar and Lauren Silvernail, our former Chief Financial Officer.
(2)    See the Summary Compensation Table above for the total compensation for our CEO for each fiscal year covered in the table. The average total compensation for the Non-PEO NEOs for each of 2025, 2024 and 2023 was calculated from the Summary Compensation Table above. The average total compensation for the Non-PEO NEO(s) for 2022 was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission in 2023.
(3)    For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former NEOs who are included in the Non-PEO NEO group for the applicable year) means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each named executive officer:
1.Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
2.Plus the fiscal year-end value of option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
3.Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,
4.Plus the vesting date value of option and stock awards which were granted and vested during the same covered fiscal year,
5.Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,
6.Less, as to any option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year.
In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appear in our annual Proxy Statement.
The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAP determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Total Compensation Reported in the Summary Compensation Table	$6,412,214	$6,998,877	$11,240,447	$3,599,590
(-) Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	5,183,266	5,326,920	9,493,277	2,331,524
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	2,334,045	4,229,361	9,116,924	3,352,269
(+) Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(5,197,680)	(1,604,462)	1,595,693	340,037
(+) Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	299,278	—
(+) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	888,202	513,131	804,686	859,572
Compensation Actually Paid	$(746,485)	$4,809,987	$13,563,751	$5,819,944
The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Total Compensation Reported in the Summary Compensation Table	$2,037,591	$2,094,664	$2,694,458	$1,508,272
(-) Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	1,484,378	1,347,445	1,912,791	970,245
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	435,367	1,108,961	1,717,226	657,324
(+) Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(314,123)	10,298	399,102	34,210
(+) Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	64,127	—
(+) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	70,985	168,727	160,239	25,995
(-) Fair Value at Prior Fiscal Year-End of Options and Stock Awards Forfeited During Fiscal Year	842,930	—	—	124,398
Compensation Actually Paid	$(97,489)	$2,035,205	$3,122,361	$1,131,158
(4)     Total Shareholder Return, or TSR, represents cumulative total stockholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Peer group TSR represents the cumulative growth of a hypothetical $100 investment for the period beginning on the last trading day of fiscal year 2021 in the Nasdaq Biotechnology Index. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against the Company’s total stockholder return (calculated as described above) and the Company’s peer group total stockholder return (calculated as described above) over that period of time.

20,000,000
15,000,000
10,000,000
5,000,000
0
Compensation Actually Paid (In Millions)
200
150
100
50
0
Value of $100 Investment from 12/31/2021
2022
2023
2024
2025
Year
CAP for CEO
Average CAP for Non-PEO NEOs
EOLS TSR
NASDAQ Biotech TSR

(5)    This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the fiscal years presented against the Company’s net income for each of those years.

$20
$15
$10
$5
$0
$-5
Compensation Actually Paid (In Millions)
$(40)
$(50)
$(60)
$(70)
$(80)
Net Income (Loss) (In Millions)
2022
2023
2024
2025
Year
CAP for CEO
Average CAP for Non-PEO NEOs
Net Income (Loss)

(6)    The Company-selected Measure is annual “Total Net Revenues” in the Company’s Consolidated Statements of Operations and Comprehensive Loss included in the Company’s Annual Reports on Form 10-K for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last fiscal years presented against the Company’s Total Net Revenues for each of those years.

$20
$15
$10
$5
$0
$-5
Compensation Actually Paid (In Millions)
$400,000
$300,000
$200,000
$100,000
$—
Total Net Revenues (In Thousands)
2022
2023
2024
2025
Year
CAP for CEO
Average CAP for Non-PEO NEOs
Total Net Revenues

Required Tabular Disclosure of Most Important Financial Performance Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Net revenues
•Non-GAAP operating expenses
•Non-GAAP income (loss) from operations

Non-GAAP operating expenses and non-GAAP income (loss) from operations are non-GAAP financial measures. Please refer to the detailed definitions of these key financial measures, and the reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, in our press release filed as Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2026.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 with respect to shares of common stock that may be issued under the 2017 Plan, which was approved by our stockholders, and certain inducement grants that were not made under the 2017 Plan, as described in footnote (4) below, and the Company’s Employee Stock Purchase Plan (the “ESPP”), approved by stockholders at the 2024 annual meeting:
COMMON STOCK ISSUABLE UNDER EQUITY PLAN

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by stockholders(2)	8,983,360	(3)	$10.61	5,753,376
Equity compensation plans not approved by stockholders(4)	1,164,151		$10.16	936,894
Totals	10,147,511			6,690,270
(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)    Consists of shares issuable under the 2017 Plan and ESPP. The number of securities remaining available for future issuance under the 2017 Plan and ESPP (column (c) in the table above) reflects 5,229,398 shares available for new award grants under the 2017 Plan and 523,978 shares under the ESPP as of December 31, 2025 (giving effect to annual increases, as described in the next sentence, through that date). The number of shares available for grant under the 2017 Plan increases on each anniversary of November 21, 2017 by an amount equal to 4% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be determined by our board of directors). Shares issuable under the 2017 Plan may be used for any type of award authorized under the plan, including stock options, stock appreciation rights, restricted stock and restricted stock units, including performance-based restricted stock units. The number of shares available for grant under the ESPP increases on each anniversary of March 5, 2024 by an amount equal to the lesser of 1% of the total issued and outstanding shares of our common stock as of such anniversary, 579,648 shares, or such lesser number of shares as may be determined by our board of directors.
(3)    Consists of 5,632,101 shares of common stock issuable upon the exercise of stock options and 3,351,259 shares of common stock deliverable upon settlement of restricted stock units, in each case granted under the 2017 Plan.
(4)    Consists of awards granted to certain individuals as an inducement to their commencing employment with the Company in accordance with Nasdaq listing rule 5635(c)(4), which provides an exemption for such inducement grants to be made under plans that have not been approved by stockholders. The shares reported in column (a) of the table consist of 476,464 shares of common stock issuable upon the exercise of stock options granted under our 2023 Inducement Incentive Plan (the “Inducement Plan”) described below and 687,687 shares of common stock deliverable upon settlement of restricted stock units granted under the Inducement Plan.
In September 2023, the Company adopted the Inducement Plan. On December 12, 2024, the Inducement Plan was amended. A total of 2,000,000 shares of our common stock may be issued pursuant to awards granted under the Inducement Plan. The shares reported in column (c) of the table above reflect shares available for new award grants under the Inducement Plan as of December 31, 2025. Shares issuable under the Inducement Plan may be used for any type of award authorized under the plan, including nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, so long as the award is granted as an inducement to the award recipient commencing employment with the Company. Equity compensation plans not approved by stockholders consists of (i) the Company’s outstanding inducement award grants not made under the 2017 Plan and (ii) the Inducement Plan and inducement awards outstanding under that plan. The number of securities remaining available for future issuance under the Inducement Plan (column (c) in the table above) reflects the number of shares available for new award grants as of December 31, 2025. Shares issuable under the Inducement Plan may be used for any type of award authorized under the plan, including stock options, stock appreciation rights, restricted stock and restricted stock units.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons owning ten percent or more of our common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities.
Based solely upon a review of the Section 16(a) reports that have been electronically filed with the SEC, along with written representations from our executive officers and directors, we believe that all required reports were timely filed during 2025, except for the inadvertent late filing on October 9, 2025 of a Form 3 for Tatjana Mitchell and a Form 4 for Mrs. Mitchell reporting a transaction dated September 8, 2025.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth the number of outstanding shares of common stock beneficially owned, except as otherwise indicated in the footnotes to the table below, and the percentage of common stock beneficially owned, as of April 17, 2026, by:
•each person known to us to be the beneficial owner of more than five percent of our then-outstanding common stock;
•each director and named executive officer; and
•all of our directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 16, 2026 (60 days after April 17, 2026) through the exercise or conversion of a security or other right. Unless otherwise indicated or pursuant to applicable community property laws, the Company believes that each of the stockholders listed below has sole investment and voting power with respect to the shares indicated as beneficially owned below, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
The percentage of beneficial ownership in the table below is based on 65,854,751 shares of common stock deemed to be outstanding as of April 17, 2026.

Beneficial owner	Shares Beneficially Owned	% of Total Voting Power
Named Executive Officers and Directors
David Moatazedi(1)	1,850,845	2.7%
Rui Avelar, M.D.(2)	741,371	1.1%
Tatjana Mitchell	—	*
Sandra Beaver(3)	51,102	*
Tomoko Yamagishi-Dressler(3)	—	*
Vikram Malik(4)	355,114	*
David Gill(5)	157,020	*
Karah Parschauer(6)	136,843	*
Brady Stewart(7)	120,941	*
Albert G. White III(8)	50,017	*
All executive officers and directors as a group (8 persons)(9)	3,412,151	5.0%
Greater than 5% Holders
Timothy P. Lynch(10)	6,425,726	9.8%
Nantahala Capital Management, LLC(11)	5,726,857	8.7%
BlackRock, Inc.(12)	4,364,896	6.6%
*    Less than 1%
(1) Includes options to purchase 1,745,737 shares of common stock exercisable within 60 days of April 17, 2026.
(2) Includes options to purchase 468,710 shares of common stock exercisable within 60 days of April 17, 2026.
(3) Mrs. Beaver and Mrs. Yamagishi-Dressler departed as officers of the Company in June and August 2025, respectively.
(4) Includes options to purchase 112,106 shares of common stock exercisable within 60 days of April 17, 2026.
(5) Includes options to purchase 115,692 shares of common stock exercisable within 60 days of April 17, 2026.
(6) Includes options to purchase 104,660 shares of common stock exercisable within 60 days of April 17, 2026.
(7) Includes options to purchase 32,312 shares of common stock exercisable within 60 days of April 17, 2026.
(8) Includes options to purchase 11,146 shares of common stock exercisable within 60 days of April 17, 2026.
(9) Includes an aggregate of options to purchase 2,590,363 shares of common stock exercisable within 60 days of April 17, 2026.
(10) Beneficial ownership is as of December 31, 2025 and is based on information set forth in a Schedule 13G/A filed by Timothy P. Lynch with the SEC on February 17, 2026. Mr. Lynch has sole voting and dispositive power with respect to 4,705,009 shares and shared voting and dispositive power with respect to 1,720,717 shares. The address of Mr. Lynch is 70 SW Century Dr, STE 100 PMB 1257, Bend, OR 97702.
(11) Beneficial ownership is as of September 30, 2025 and is based on information set forth in a Schedule 13G/A jointly filed by Nantahala Capital Management, LLC, or Nantahala, Wilmot B. Harkey and Daniel Mack with the SEC on November 14, 2025. Nantahala may be deemed to beneficially own 5,726,857 shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to beneficially own those shares. Each reporting person reports shared voting and shared dispositive power with respect to 5,726,857 shares and no sole voting or dispositive power. The address of the reporting persons is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.
(12) Beneficial ownership is as of December 31, 2024 and is based on information set forth in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2025. BlackRock, Inc. has sole voting power with respect to 4,287,731 shares and sole dispositive power with respect to all of the reported shares. In accordance with SEC Release No. 34-39538 (January 12, 1998), the Schedule 13G reflects securities beneficially owned, or deemed beneficially owned, by certain business units of BlackRock, Inc. and its subsidiaries and affiliates. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.

Certain Relationships and Related-Person Transactions
Procedures for Approval of Related Person Transactions
Pursuant to the charter of the audit committee, the audit committee is responsible for reviewing, approving and ratifying in advance any “related person transactions.” For purposes of the charter of the audit committee only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and had or will have a direct or indirect material interest, involving an amount that exceeds $120,000. A “related person” is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons. The audit committee will only approve a related person transaction if it determines, upon consideration of all relevant information, the proposed related person transaction is in the best interests of the Company and its stockholders and is fair to the Company.
Our audit committee will review, on an annual basis, the previously approved related person transactions that are continuous in nature to determine whether such transactions should continue.
Related Party Transactions
The following is a description of transactions since January 1, 2025 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of the average of our total assets at year-end for the last fiscal year, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements. The transactions set forth below were approved by the audit committee. We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee.
Employment of David Moatazedi’s Brother-In-Law
Since September 2018, we have employed Mr. Moatazedi’s brother-in-law as a Director, Marketing. He receives compensation commensurate with his level of experience and other employees having similar responsibilities. The total salary paid to Mr. Moatazedi’s brother-in-law for each of 2025 and 2024 was approximately $193,000 and $185,000, respectively. He received 2,354 restricted stock units and 3,354 stock options in 2025, 2,905 restricted stock units and 3,905 stock options in 2024, and bonuses for 2025 and 2024 performance of approximately $44,900 and $52,200, respectively. He is not considered an officer under Section 16 of the Exchange Act and does not report directly to Mr. Moatazedi.
Indemnification Agreements
We enter into indemnification agreements with our directors and executive officers upon their election to office. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Communications with Directors
Interested parties may communicate with the board of directors or with an individual director by writing to the board of directors or to the particular director and mailing the correspondence to: Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, Attention: Corporate Secretary. We suggest, but do not require, that such submissions include the name and contact information of the interested party. The Corporate Secretary will promptly relay to the addressee all communications that he or she determines require prompt attention and will regularly provide our board of directors with a summary of all substantive communications. The Corporate Secretary will not forward to the board of directors or any individual director junk mail, job inquiries, business solicitations, offensive materials or materials that he or she otherwise deems inappropriate.
Stockholder Proposals for 2027 Annual Meeting
In order for stockholder proposals for the 2027 Annual Meeting of Stockholders to be eligible for inclusion in the Proxy Statement and form of proxy card for that meeting, we must receive the proposals at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than December 30, 2026. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.
Our Amended and Restated Bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials pursuant to Rule 14a-8 of the Exchange Act. In addition to any other applicable requirements, for a stockholder to properly bring business before the 2027 Annual Meeting of Stockholders, the stockholder must give us notice thereof in proper written form, including all required information, at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than the close of business on March 13, 2027, nor earlier than the close of business on February 11, 2027. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018.
Further, any stockholder who intends to solicit proxies in support of director nominees other than the board of directors’ nominees at our 2027 Annual Meeting of Stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive Proxy Statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 12, 2027. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Amended and Restated Bylaws as described above.
Delivery of Documents to Security Holders Sharing an Address
We have adopted a procedure permitted by SEC rules called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not requested separate copies of our proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials or, if applicable, one set of printed proxy materials, unless we receive contrary instructions from one or more of such stockholders. A number of brokers, banks and other nominees with account holders who are Company stockholders may also be “householding” our proxy materials. This delivery method can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the 2025 Annual Report and this Proxy Statement was delivered may request a separate copy of the 2025 Annual Report and this Proxy Statement, by (a) calling Investor Relations at (949) 284-4555 or (b) sending a letter to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and receive two or more copies of the 2025 Annual Report and this Proxy Statement may contact us as stated above to request delivery of a single copy. A stockholder who holds shares in “street name” and who wishes to obtain copies of proxy materials should follow the instructions on the stockholder’s voting instruction form or should contact the holder of record.
Furnishing Annual Report on Form 10-K
We will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2025 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary.

Other Matters
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as the proxy holders to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/Jeffrey Plumer

Jeffrey Plumer
Corporate Secretary

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EOLS2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II directors for a three-year term.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Brady Stewart 02) Vikram Malik

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Evolus' independent auditor for the year ending December 31, 2026.	▢	▢	▢
3. Approval of, on an advisory basis, the compensation of Evolus' named executive officers.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000704621_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

EVOLUS, INC.
Annual Meeting of Stockholders
June 11, 2026 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Moatazedi and Jeffrey Plumer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVOLUS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/EOLS2026 at 8:00 AM, Pacific Time on June 11, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000704621_2 R2.09.05.010